IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                      )
SA TELECOMMUNICATIONS, INC.,                )  Chapter 11
ADDTEL COMMUNICATIONS, INC.,                )
LONG DISTANCE NETWORK, INC.,                )
NORTH AMERICAN                              )  Case Nos. 97-2395 (PJW)
     TELECOMMUNICATIONS CORPORATION,        )  through   97-2401 (PJW)
                                            )
UNIQUEST COMMUNICATIONS, INC.,              )
U.S. COMMUNICATIONS, INC.                   )  Jointly Administered
and SOUTHWEST LONG DISTANCE                 )
     NETWORK, INC.,                         )
                                            )
                                            )
                                   Debtors. )


             DISCLOSURE STATEMENT FOR DEBTORS' JOINT CHAPTER 11 PLAN


WHITE & CASE LLP                            THE BAYARD FIRM
1155 Avenue of the Americas                 919 Market Street, 16th Floor
New York, New York  10036                   Wilmington, Delaware 19899
Attn.:   Andrew DeNatale                    Attn.:   Neil B. Glassman (No. 2087)
         Karen Burns                                 Scott D. Cousins (No. 3079)
         Daniel P. Ginsberg                 Phone:   (302) 655-5000
Phone:   (212) 819-8200

Counsel for Debtors and                     Local Counsel for Debtors and
       Debtors in Possession                      Debtors in Possession




                 THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED
              BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS
             AND INTEREST HOLDERS OR FOR USE IN THE SOLICITATION OF
           VOTES ON THE PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS

          THE DEBTORS BELIEVE THAT THE PLAN PROVIDES THE BEST CHANCE OF RECOVERIES TO HOLDERS OF ALLOWED CLAIMS OF THEIR RESPECTIVE ESTATES AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS. THE DEBTORS URGE THAT CREDITORS IN IMPAIRED CLASSES VOTE TO ACCEPT THE PLAN.

          THE CREDITORS COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN AND URGES THE HOLDERS OF CLAIMS IN IMPAIRED CLASSES TO ACCEPT THE PLAN.

          THIS DISCLOSURE STATEMENT IS DESIGNED TO PROVIDE ADEQUATE INFORMATION TO ENABLE HOLDERS OF CLAIMS AGAINST THE DEBTORS TO MAKE AN INFORMED JUDGMENT ON WHETHER TO ACCEPT OR REJECT THE PLAN. ALL HOLDERS OF CLAIMS ARE HEREBY ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE PLAN SUMMARY AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS INCLUDED HEREWITH AS EXHIBIT A, OTHER EXHIBITS INCLUDED HEREWITH AND OTHER DOCUMENTS REFERENCED AS FILED WITH THE BANKRUPTCY COURT. FURTHERMORE, SOME OF THE FINANCIAL INFORMATION, INCLUDING ANY PROJECTIONS, CONTAINED HEREIN IS UNAUDITED. THERE CAN BE NO ASSURANCE THAT (A) THE INFORMATION AND REPRESENTATIONS CONTAINED HEREIN WILL CONTINUE TO BE ACCURATE SUBSEQUENT TO THE DATE HEREOF, OR (B) THIS DISCLOSURE STATEMENT CONTAINS ALL MATERIAL INFORMATION.

          ALL HOLDERS OF IMPAIRED CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE MATTERS DESCRIBED IN THE DISCLOSURE STATEMENT AS A WHOLE, INCLUDING THE SECTION ENTITLED "RISK FACTORS," PRIOR TO VOTING ON THE PLAN. IN MAKING A DECISION TO ACCEPT OR REJECT THE PLAN, EACH CREDITOR MUST RELY ON ITS OWN EXAMINATION OF THE DEBTORS AS DESCRIBED IN THIS DISCLOSURE STATEMENT AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. IN ADDITION, CONFIRMATION AND CONSUMMATION OF THE PLAN ARE SUBJECT TO CONDITIONS PRECEDENT THAT COULD LEAD TO DELAYS IN CONSUMMATION OF THE PLAN OR TO DISMISSAL OF THE DEBTORS' CASES. THERE CAN BE NO ASSURANCE THAT EACH OF THESE CONDITIONS WILL BE SATISFIED OR WAIVED OR THAT THE PLAN WILL BE CONSUMMATED. EVEN AFTER THE EFFECTIVE DATE, DISTRIBUTIONS UNDER THE PLAN MAY BE SUBJECT TO SUBSTANTIAL DELAYS FOR CREDITORS WHOSE CLAIMS ARE DISPUTED.

          NO PARTY IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. NO STATEMENTS OR INFORMATION CONCERNING THE DEBTORS, THEIR BUSINESS OPERATIONS OR THE VALUE OF THEIR PROPERTIES HAVE BEEN AUTHORIZED BY THE DEBTORS OTHER THAN AS SET FORTH HEREIN. ANY INFORMATION OR REPRESENTATIONS GIVEN TO OBTAIN YOUR ACCEPTANCE OR REJECTION OF THE PLAN WHICH ARE DIFFERENT FROM OR INCONSISTENT WITH THE INFORMATION OR STATEMENTS CONTAINED HEREIN AND IN THE PLAN SHOULD NOT BE RELIED UPON BY ANY CREDITOR IN VOTING ON THE PLAN.

          THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 301(B) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER
APPLICABLE NONBANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING CLAIMS AGAINST, OR SECURITIES OF, THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

          THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

          WITH RESPECT TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER PENDING OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE INFORMATION CONTAINED HEREIN SHALL NOT BE CONSTRUED AS AN ADMISSION OR STIPULATION, BUT RATHER AS STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS GOVERNED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER RULE OR STATUTE OF SIMILAR IMPORT.

          THIS DISCLOSURE STATEMENT SHALL NEITHER BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY NOR BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN. EACH CREDITOR SHOULD, THEREFORE, CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION OF VOTES, THE PLAN OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                 I. INTRODUCTION

          SA Telecommunications, Inc. ("STEL"), Addtel Communications, Inc. ("Addtel"), Long Distance Network, Inc. ("LDN"), North American Telecommunications Corporation ("NATC"), Uniquest Communications, Inc. ("Uniquest"), U.S. Communications, Inc. ("USC") and Southwest Long Distance Network, Inc. ("SWLDN") (collectively, the "Debtors"), debtors and debtors-in-possession under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") submit this Disclosure Statement dated April 28, 1999 (the "Disclosure Statement") pursuant to Section 1125 of the Bankruptcy Code to Holders of Impaired Claims entitled to vote pursuant to Section 1126 in connection with (i) the solicitation of acceptances or rejections of the Debtors' Joint Chapter 11 Liquidating Plan dated April 28, 1999 (the "Plan") filed by the Debtors with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") which has been scheduled for _______________.1

1 Terms not otherwise defined in this Disclosure Statement shall have the meanings ascribed to them in the Plan, or in subsequent sections of this Disclosure Statement, or in the Bankruptcy Code and/or the Federal Rules of Bankruptcy Procedure.


          Attached as Exhibits to this Disclosure Statement are copies of the following:

          o    The Plan (Exhibit A);

          o Order of the Bankruptcy Court dated _____________, 1999 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

          o Term Sheet for Settlement of Inter-Debtor Claims and Joint Plan of Reorganization ("Inter-Debtor Settlement Agreement") (Exhibit
               C);

          o    Administrative Expense Treatment Agreement (Exhibit D);

          o Notice of Order (i) Approving the Debtors' Disclosure Statement, Forms of Ballots and Related Solicitation Material, (ii) Establishing Procedures for Solicitation of Votes on the Joint Chapter 11 Liquidating Plan of the Debtors, (iii) Establishing Record Date, Voting Deadline and Procedures for Tabulation of Votes on Debtors' Plan, (iv) Establishing Administrative Claims Bar Date and (v) Fixing Date and Time for the Filing of Objections to, and Scheduling Hearing on, Confirmation of the Debtors' Plan (Exhibit E); and

          In addition, for the Holders of Claims in Classes 3-A through 3-C (General Unsecured Claims), all of the members of which Classes of Claims are "impaired" and entitled to vote under the terms and provisions of the Plan, a Ballot for voting on acceptance or rejection of the Plan is included.

          On ____________, 1999, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

          The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim entitled to vote to accept or reject the Plan should read this Disclosure Statement and Exhibits thereto, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballot in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims for voting purposes and the tabulation of votes. No solicitation of votes may be made except pursuant to Section 1125 of the Bankruptcy Code.


     A.   PARTIALLY CONSOLIDATED PLAN

          The Debtors' Chapter 11 cases are being jointly administered pursuant to an order of the Bankruptcy Court, and the Plan is being presented as a joint plan of liquidation of the Debtors for administrative purposes only.

          During the course of the Debtors' Chapter 11 cases, the Debtors, the Committee and certain creditors of STEL, Addtel and USC recognized that there were complex inter-Debtor claims issues and allocation issues, the resolution of which were a necessary predicate to preparation of a confirmable plan. These entities determined that it was in the best interests of the Debtors and their respective creditors to attempt to reach a consensual solution regarding these issues and, with the approval of the Bankruptcy Court, entered into a period of investigation and negotiation. Thereafter, the Debtors obtained court approval for the Inter-Debtor Settlement Agreement which resulted from this consensual process. The Settlement Agreement provided the framework for the Plan. Several months thereafter the Debtors and these creditor representatives agreed to a modification of the Settlement Agreements to deal with the intervening change in circumstances. This modification, embodied in the Administrative Expense Treatment Agreement, was approved by the Bankruptcy Court and has been incorporated herein. This process and the Settlement Agreement upon which this Plan are based are more fully described herein at Section IV.D. - "Settlement of Inter-Debtor Claims."

          The Plan is predicated upon distributions on account of Claims other than General Unsecured Claims being made from the aggregate assets of all of the Debtors' Estates. The Plan is further predicated upon separate distributions being made from the Estates of STEL and Addtel to the Holders of General Unsecured Claims against those respective Debtors. The Plan also provides for the substantive consolidation of the assets and liabilities of USC, LDN, SWLDN, NATC and Uniquest (the "Consolidated Debtors" or "Consolidated USC") into a single entity for purposes of Confirmation, consummation and implementation of a Plan. Distributions will be made from the Estate of the Consolidated Debtors to Holders of General Unsecured Claims against any one of the Consolidated Debtors.

     B.   POTENTIAL PLAN RECOVERIES SUPERIOR TO CHAPTER 7 LIQUIDATION

          According to the Bankruptcy Code, all estate assets must be used to fully satisfy secured claims, administrative expense claims, including the fees and expenses of professionals retained in a case, and claims entitled to priority under Section 502 of the Bankruptcy Code before any distribution can be made to general unsecured creditors.

          If this procedure was followed in the Debtors' cases, in all likelihood there would be no distribution to the General Unsecured Creditors of any of the Debtors. To avoid this outcome, various Holders of Administrative Expense Claims, the Professionals and significant Unsecured Creditors have entered  into  the  Inter-Debtor  Settlement  Agreement  and the  Administrative
Expense Treatment Agreement. These agreements modify the Code provisions on distributions to provide General Unsecured Creditors with the opportunity to obtain a recovery in the Debtors' Cases. Under these agreements, the Administrative Expense Claimants, including the Professionals, have agreed to a reduced distribution as described in detail below. The intent of these Administrative Expense Claimants and Professionals is to make Cash available to General Unsecured Creditors in a case where they would otherwise have received nothing.

          In general, the Administrative Expense Claimants (other than Professionals, will receive their distributions solely from the Estates' proceeds from operations and the sale of assets, including the Sale to the EqualNet Parties (the "Estate Cash"). Only under certain limited circumstances may Administrative Expenses Claimants other than the Professionals derive any benefit from recoveries from preference or other litigation; rather, in general, all such recoveries will be dedicated to distributions to Classes 3-A through 3-C in the allocation agreed to by the representatives of such Classes. Professionals will receive their distributions principally from the Estate Cash but, under certain limited circumstances, may derive some benefit from litigation recoveries.

          If the  Debtors'  cases were  converted  to  Chapter 7, the  Unsecured
Creditors  would  lose the  benefits  of the  Administrative  Expense  Treatment
Agreement and the individual claim reduction agreements reached with other Administrative Expense claimants. Moreover, the Inter-Debtor Claims Settlement Agreement would not survive a conversion to Chapter 7. Without such a consensual resolution of the allocation of Claims between and among the Debtors' Estates, this issue would most likely be resolved through protracted and costly litigation, the cost of which would reduce the amount available for distribution to Creditors. Without these agreements in place it is highly unlikely that General Unsecured Creditors would receive any distribution in the Chapter 11 Cases, and even less likely that they would receive any distribution in Chapter 7 cases.

     C.   HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that will receive distributions under the Chapter 11 plan are entitled to vote to accept or reject a proposed Chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property under a Chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a Chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

          Administrative Expense Claims, which are unclassified, Class 1-A through 1-C Claims (Miscellaneous Secured Claims), and Class 2-A Claims (Classified Priority Claims) are Unimpaired under the Plan and the Holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Accordingly, Holders of such Claims are not entitled to vote to accept or reject the Plan.

          Classes 4-A through 7-A (Intercompany Claims and various Interests) are Impaired and will receive no distribution and retain no rights or property on account of such Intercompany Claims or Interests. Since Holders of such Intercompany Claims or Interests will receive no distribution under the Plan, and are deemed to have rejected the Plan, the Holders of such Intercompany Claims and Interests are not entitled to vote to accept or reject the Plan.

          General Unsecured Claims are included in 3 classes: Class 3-A (General Unsecured Claims against STEL), Class 3-B (General Unsecured Claims against Addtel) and Class 3-C (General Unsecured Claims against Consolidated USC). These Claims are Impaired and, to the extent Claims in such Classes are Allowed Claims, the Holders of such Claims will receive distributions under the Plan as described herein. Holders of Claims in those Classes are entitled to vote to accept or reject the Plan, and the Debtors are soliciting acceptances from Holders of Claims in such Classes. If any such Claim is Disputed, either in full or in part, by the Debtors, the Holder will not be entitled to vote such Disputed Claim unless (i) the Debtors and the Holder thereof otherwise agree or
(ii) that the Bankruptcy Court, upon a request made by a Holder of the Claim, so determines.

          The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of equity interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. With respect to the Debtors' Plan, acceptance in accordance with this definition will be required by each of Class 3-A, Class 3-B and Class 3-C. For a more detailed description of the requirements for Confirmation of the Plan, see
Section VII.B. - "Confirmation and Consummation Procedure."

          If a Class of Claims rejects the Plan, the Debtors have the right to request confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VII.B.1-3. - "Confirmation and Consummation Procedure."

     D.   VOTING PROCEDURES

          If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold a Claim in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

                         [WHO IS BALLOTING AGENT - BSI?]

          DO NOT RETURN YOUR NOTES OR OTHER SECURITIES WITH YOUR BALLOT.

          TO HAVE YOUR VOTE COUNT, YOU MUST COMPLETE, SIGN AND RETURN YOUR BALLOT SO THAT IT IS RECEIVED BY THE BALLOTING AGENT NO LATER THAN 4:00 P.M., NEW YORK, NEW YORK TIME, ON ___________, 1999. ANY BALLOT WHICH IS EXECUTED BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED. YOUR ORIGINAL SIGNATURE IS REQUIRED ON THE BALLOT IN ORDER FOR YOUR VOTE TO COUNT.

          Pursuant to the Disclosure Statement Order, the Bankruptcy Court set __________, 1999 as the record date for voting on the Plan. Accordingly, only Holders of record as of ___________, 1999 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan. In addition, by order dated April 27, 1998 (the "Bar Date Order"), the Bankruptcy Court required each creditor with a General Unsecured Claim against any of the Debtors, other than Holders of 10% Convertible Notes, to File a Proof of Claim evidencing such Claim no later than June 1, 1998, regardless of whether the Debtors had included such Claim in their Schedules. Except as otherwise provided for in the Bar Date Order, only creditors who timely filed a Proof of Claim will be entitled to vote on the Plan. The Bar Date Order provided that the filing of a Proof of Claim by the Indenture Trustee on behalf of all Holders of the 10% Convertible Notes constituted sufficient evidence of the Claims based on the 10% Convertible Notes, and excused individual Holders of 10% Convertible Notes from filing separate Proofs of Claim.

          If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Daniel P. Ginsberg, White & Case LLP, 1155 Avenue of the Americas, New York, NY 10039: (212) 819-8200 or Scott D. Cousins, The Bayard Firm, 919 Market Street, P.O. Box 25130, Wilmington, DE 19899: (302) 655-5000.

     E.   CONFIRMATION HEARING

          Pursuant to Section 1128 of the Bankruptcy Code, a hearing to consider confirmation of a plan is required. The Confirmation Hearing will be held on __________, 2000 at _______, Wilmington, Delaware Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and Filed so that they are received on or before _______, 2000 at 4:00 p.m., Wilmington, Delaware Time, in the manner described below in Section VII.A.
- "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

          FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ALL OUTCOMES. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION VII OF THIS DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

          SUMMARIES OF CERTAIN PROVISIONS OR AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.


          II. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN AND THE AGREEMENTS

     A. SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

          The following table provides a brief overview of the classification and treatment of Claims and Interests under the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, a copy of which is annexed hereto as Exhibit A, and the more detailed information contained elsewhere in this document and in the Exhibits hereto. See Section V - "The Plan of Reorganization."



   CLASS          ESTIMATED REMAINING             PLAN TREATMENT                      RECOVERY AS A %
                  CLAIM AMOUNT                                                           OF CLAIM
                  ($ IN THOUSANDS)


Administrative                          Unimpaired.  Unless the Holder of an           100%, unless
Expense Claims                          Allowed Administrative Expense Claim has       otherwise
                                        agreed to less than full recovery pursuant     agreed
                                        to the Administrative Expense Treatment
                                        Agreement or a similar agreement with the
                                        Debtors, each entity holding an Allowed
                                        Administrative Expense Claim shall
                                        receive, in full satisfaction, the amount
                                        of such Allowed Claim (less any
                                        distribution made on or before the
                                        Effective Date), in Cash, from Estate
                                        Cash, on the latest of (i) the Initial
                                        Distribution Date, (ii) the next
                                        Distribution Date after the date on which
                                        such Administrative Expense Claim becomes
                                        Allowed and (iii) such other date as the
                                        Liquidating Officer and the Holder agree.
                                        Holders of Administrative Expense Claims
                                        who have accepted treatment pursuant to
                                        the Administrative Expense Treatment
                                        Agreement, including but not limited to
                                        Professionals, or who have entered into a
                                        similar agreement will receive the
                                        treatment set forth therein in full
                                        satisfaction of their Allowed Claims.

Classes 1A-1C                           Unimpaired.  At the sole discretion of           100%
Miscellaneous                           Debtors and the Committee, the Holder of
Secured Claims                          an Allowed Miscellaneous Secured Claim
                                        will receive,  in full satisfaction,  on
                                        the  Initial  Distribution  Date,  or as
                                        soon  thereafter  as  possible,  (i) the
                                        property securing the Claim, (ii) a cash
                                        payment,  from Estate Cash, equal to the
                                        Allowed Amount of the Secured Claim,  or
                                        (iii)  such other  treatment  which will
                                        leave the Claim  unimpaired  as to which
                                        the  Debtors,   the  Committee  and  the
                                        Holder agree.

Class 2-A                               Unimpaired.  Each Holder of an Allowed           100%
Classified                              Classified Priority Claim, including but
Priority Claims                         not limited to, Claims for taxes entitled
                                        to   priority    pursuant   to   Section
                                        507(a)(8) of the Bankruptcy  Code, shall
                                        receive  in  full  satisfaction  thereof
                                        payment  of 100% of the  amount  of such
                                        Allowed Classified  Priority Claim (less
                                        any  distribution  made on or before the
                                        Effective  Date),  in Cash,  from Estate
                                        Cash,  on (i) the  Initial  Distribution
                                        Date or (ii) the next  Distribution Date
                                        following  the date on which  such Claim
                                        or a portion  thereof becomes an Allowed
                                        Claim.

Class 3-A                               Impaired.  Each Holder of an Allowed Class
General                                 3-A General Unsecured Claim shall receive,
Unsecured Claims                        in full satisfaction, its Pro Rata share
Against STEL                            of the STEL General Unsecured Claim
                                        Distribution  Amount on (i) the  Initial
                                        Distribution    Date    or   the    next
                                        Distribution  Date following the date on
                                        which  such  Claim or a portion  thereof
                                        becomes  an   Allowed   Claim  and  (ii)
                                        subsequent      Distribution      Dates.
                                        Distributions    to   Holders   of   10%
                                        Convertible  Notes,  who are  members of
                                        this  Class,  are  subject  to the  lien
                                        rights of the Indenture Trustee.

Class 3-B                               Impaired.  Each Holder of an Allowed Class
General                                 3-B General Unsecured Claim shall receive,
Unsecured Claims                        in full satisfaction, its Pro Rata share
Against Addtel                          of the Addtel General Unsecured Claim
                                        Distribution  Amount on (i) the  Initial
                                        Distribution    Date    or   the    next
                                        Distribution  Date following the date on
                                        which  such  Claim or a portion  thereof
                                        becomes  an   Allowed   Claim  and  (ii)
                                        subsequent Distribution Dates.

Class 3-C                               Impaired.  Each Holder of an Allowed Class
General                                 3-C General Unsecured Claim shall receive,
Unsecured Claims                        in full satisfaction, its Pro Rata share
Against                                 of the Consolidated USC General Unsecured
Consolidated USC                        Claim Distribution Amount on (i) the
                                        Initial Distribution Date or the next
                                        Distribution Date following the date on
                                        which such Claim or a portion thereof
                                        becomes an Allowed Claim and (ii)
                                        subsequent Distribution Dates.

Class 4-A                               Impaired.  The Holders of Intercompany            0%
Intercompany                            Claims will not receive a distribution or
Claims                                  retain any property under the Plan, and
                                        the Intercompany Claims will be canceled
                                        on the Effective Date.

Class 5-A                               Impaired.  The Holders of Preferred Stock         0%
STEL Preferred                          Interests in STEL will not receive a
Stock Interests                         distribution or retain any property under
                                        the Plan, and the STEL Preferred Stock
                                        Interests   will  be   canceled  on  the
                                        Effective Date.

Class 6-A STEL                          Impaired.  The Holders of Common Stock            0%
Common Stock                            Interests in STEL will not receive a
Interests                               distribution or retain any property under
                                        the Plan and the STEL Common Stock
                                        Interests   will  be   canceled  on  the
                                        Effective Date.

Class 7-A                               Impaired.  The Holder of any Subsidiary           0%
Subsidiary                              Common Stock Interest in any Debtor will
Common Stock                            not receive a distribution nor retain any
Interests                               property under the Plan and all Subsidiary
                                        Common Stock  Interests will be canceled
                                        on the Effective Date.

     B. SUMMARY OF THE EFFECT OF THE INTER-DEBTOR SETTLEMENT AGREEMENT AND THE ADMINISTRATIVE EXPENSE TREATMENT AGREEMENT

          The distribution scheme set forth above is based in large measure on two agreements between the Debtors, the Committee, Creditor Representatives and significant Administrative Expense Claimants, each as approved by the Bankruptcy Court. These agreements, the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement, are fully described at Section IV.D.1. - "The Inter-Debtor Settlement Agreement" and Section IV.D.3 - "The Administrative Expense Treatment Agreement", respectively.


          The following discussion is a summary of how, under the terms of these Agreements, assets of the Estates will be used for creditor distributions. This discussion is presented in terms of certain key concepts which are addressed in the order in which they would be encountered in implementing the distribution scheme.

          1.   ESTATE CASH

          The Debtors sold substantially all of their assets to the EqualNet Parties in a transaction which closed on July 22, 1998. Funds from this Sale, including the proceeds from liquidation of the EqualNet Stock received as part of the consideration for the Sale or received in connection with post-closing adjustments, along with funds from operations and the sale of miscellaneous assets, will provide the primary source of recoveries to creditors. These funds are collectively referred to as "Estate Cash".


          Estate Cash will be used to satisfy in full Miscellaneous Secured Claims, Classified Priority Claims and Administrative Expense Claims which are not subject to a claim-reduction agreement such as the Administrative Expense Treatment Agreement. On or before the date the Plan becomes effective, Estate Cash will also be used to pay Holders of Allowed Claims who are parties to the Administrative Expense Treatment Agreement and similar claims reduction agreements 50% of their outstanding Allowed Claims and to make payments of 50% of their Allowed fee and expense Claims to Professionals, including the Settlement Professionals.


          After these distributions are made, Estate Cash will be used solely to satisfy the expense claims of Professionals. After these expenses are paid in full, the Estate Cash will be used solely to bring the distributions to Professionals up to 80% of the amount of their Allowed fee and expense claims.


          If an Administrative Expense Claimant enters into the Administrative Expense Treatment Agreement or a similar agreement, and receives the minimum payment agreed - to thereunder, such payment shall be in full satisfaction of such Holder's Claim and the Holder may not pursue any means against the Debtors or any other entity to recover the outstanding balance of such Claim.


          2.   SHARING OF ESTATE CASH AND CASH PROCEEDS


          Once the Professionals have received an 80% recovery, the Estate Cash will be shared between Holders of Allowed Administrative Expense Claims who have not yet received full payment, the Professionals and Holders of Allowed General Unsecured Claims of STEL, Addtel and Consolidated USC. The Administrative Expense Claimants and Professionals who are parties to the Administrative
Expense Treatment Agreement or the Professional Fee Reduction have agreed to share the then remaining Estate Cash, if any, to provide some recovery on Allowed General Unsecured Claims before Allowed Administrative Expense Claims are satisfied in full. The $1,500,000 component of Estate Cash dedicated to General Unsecured Claims is called the "Cash Proceeds". The distribution of Estate Cash will be made so that Holders of Allowed Administrative Expense Claims advance to 100% recovery at the same rate that Professionals advance to 92.5% recovery and Holders of Allowed General Unsecured Claims advance to receive the $1,500,000 Cash Proceeds, with these Cash Proceeds distributed to Allowed Claims in Class 3-A, 3-B and 3-C in the percentages agreed to in the Inter-Debtor Settlement Agreement, that is: Class 3-A (STEL) 42%, Class 3-B (Addtel) 42%, and Class 3-C (Consolidated USC) 16%.


          Estate Cash remaining after (i) Allowed Administrative Expense Claims are all satisfied in full, (ii) Professionals have received a 92.5% recovery and
(iii) $1,500,000 has been distributed on Allowed General Unsecured Creditors will all be used as Cash Proceeds to make further distributions on account of Allowed General Unsecured Claims.


          There are two other potential sources of distributions: "Litigation Proceeds", which will primarily but not exclusively benefit Holders of Allowed General Unsecured Claims, and "Preference Proceeds".


          3.   PREFERENCE PROCEEDS


          Preference Proceeds are defined as recoveries from any litigation commenced pursuant to Section 547 of the Bankruptcy Code, net of the expenses of bringing such litigation and excluding the first $50,000 in recoveries from such litigation. The first $50,000 in recoveries is referred to as the "USC Preference Amount" because the parties to the Inter-Debtor Settlement Agreement agreed that this amount (net of the fees and expenses of Litigation Counsel and any amounts required for re-funding the Expense Reserve) would be paid to the Consolidated USC Estate to form part of the consideration for Holders of Allowed Class 3-C Claims. Preference Proceeds will be divided between Class 3-A, 3-B and 3-C in the percentages agreed to in the Inter-Debtor Settlement Agreement, that is, Class 3-A (STEL) 42%; Class 3-B (Addtel) 42%, and Class 3-C (Consolidated
USC) 16%. No Preference Proceeds will be used for anything other than satisfaction of Allowed General Unsecured Claims.


          4.   LITIGATION PROCEEDS


          Litigation Proceeds are recoveries (net of expenses) from litigation based on any Cause of Action other than a Preference Cause of Action brought by the Debtors or Litigation Counsel. Litigation Counsel was chosen by the Debtors and the Committee and was authorized by the Bankruptcy Court to investigate potential Causes of Action belonging to the Estates and to pursue this litigation. Litigation Counsel is not obligated to commence any litigation and there is no guarantee that any litigation commenced will produce any recoveries or recoveries sufficient to augment creditor distributions.


          Litigation Counsel's investigations and litigation will be funded by a $100,000 advance from the Debtors' Estates, which amount will be refunded to the Estates from the first litigation recoveries. However, if the Professionals have recovered 92.5% of their Allowed fee and expense Claims, the $100,000 need not be refunded to the Estates, but rather the Professionals will waive collection of the remaining 7.5% to fund the $100,000 out of their Allowed Claims, and the litigation advance will be forgiven.


          Litigation Counsel's efforts may receive additional funding out of litigation recoveries.


          Under the Inter-Debtor Settlement Agreement, to the extent that there is sufficient Estate Cash to pay Administrative Expense Claims in full and Professionals recover 92.5% on their fees and expenses, Litigation Proceeds, that is, net litigation recoveries, will be distributed on account of Allowed General Unsecured Claims only and allocated according to the Inter-Debtor Settlement Agreement: that is, Class 3-A (STEL) 85%; Class 3-B (Addtel) 5%, and Class 3-C (Consolidated USC) 10%. However, the change in circumstances since this Agreement was negotiated and approved by the Bankruptcy Court may result in a somewhat modified allocation of Litigation Proceeds.


          5.   POSSIBLE SHARING OF LITIGATION PROCEEDS


          At the time the Inter-Debtor Settlement Agreement was negotiated and approved by the Court, the Debtors, the Committee and the Creditor Representatives and the parties' respective Professionals anticipated that Estate Cash would prove sufficient to satisfy Allowed Administrative Expense Claims including Professionals Claims, obviating the need for Holders of Allowed General Unsecured Claims to share Preference Proceeds or Litigation Proceeds with Holders of Allowed Claims in other Classes. However, the amount of Estate Cash anticipated to be received from sale of EqualNet Stock has declined sharply from previous estimates due to the current low market value of this Stock; it is, therefore, no longer certain that Allowed Administrative Expense Claims, including Claims of Professionals, can be fully satisfied from Estate Cash. For this reason, the Administrative Expense Treatment Agreement modifies the Inter-Debtor Settlement Agreement by providing for a limited sharing of Litigation Proceeds.


          As described above, after Allowed Miscellaneous Secured Claims, Allowed Classified Priority Claims and Allowed Administrative Expense Claims not subject to a claim reduction agreement have been paid in full, Holders of Allowed Administrative Expense Claims who have agreed to a reduced distribution will receive 50% of their outstanding Allowed Claims and Professionals, including Settlement Professionals, will receive at least 50% of their then Allowed Claims for fees and expenses. Ordinarily, Professionals would then receive all of the Estate Cash until they had achieved an 80% recovery and, thereafter, the basic sharing scheme described above would commence. However, in light of the potential shortfall in Estate Cash, the Administrative Expense Treatment Agreement modifies the Inter-Debtor Settlement Agreement to provide that Litigation Proceeds may be shared between Allowed Claims of Professionals and General Unsecured Creditors on a dollar-for-dollar basis, but only until such time as the Professionals have achieved an 80% recovery. Thereafter, and in all other respects, the treatment of Litigation Proceeds will be as originally set forth in the Administrative Expense Treatment Agreement.


          If there is a subsequent increase in Estate Cash, such funds will be distributed pursuant to the basic scheme set forth in the Administrative Expense Treatment Agreement. However, any payments made to Professionals from Litigation Proceeds will be refunded to General Unsecured Creditors by paying over an amount equal to that advanced to Professionals for distribution on Allowed General Unsecured Claims as Litigation Proceeds.


          There is another way in which Litigation proceeds may be paid over on claims other than General Unsecured Claims. If the Holders of Administrative Expense Claims have not received a 100% distribution on their Allowed Claims, the Litigation Proceeds which would have gone to each of Class 3-A (STEL), Class 3-B (Addtel) and Class 3-C (Consolidated USC) will be applied to satisfy the amounts outstanding on the Administrative Expense Claims of the corresponding Estate. That is, after taking into account the dollar for dollar sharing with Professionals described above, if any, 85% of the Litigation Proceeds allocated to STEL may be used to satisfy Administrative Expense Claims arising in STEL's case, 5% of the Litigation Proceeds may be used to satisfy Administrative Expense arising with Addtel's Case, and 10% of the Litigation Proceeds may be used to satisfy Administrative Expenses until such time as the Allowed Administrative Expense Claims arising with each Estate have been fully satisfied. Thereafter, the Litigation proceeds will be used to satisfied Allowed General Unsecured Claims in the agreed - upon allocation.


          C.   NO GUARANTEE OF RECOVERIES

          Although the Debtors and other parties-in-interest have endeavored to develop a plan of reorganization which will provide a distribution to General Unsecured Creditors, there can be no guarantee that the Debtors will realize sufficient Estate Cash or the Litigation Counsel will obtain Litigation Proceeds or Preference Proceeds to provide recovery to General Unsecured Creditors. The amount of Estate Cash is directly related to the market value of the EqualNet Stock which must be liquidated to fund this Plan. There can be no assurance that the Debtors will obtain a sufficient amount from liquidation of the Shares to make the contemplated distribution. Litigation Proceeds and Preference Proceeds will result from litigation, but litigation outcomes can never be predicted with certainty.


          As a result of these significant variables, the Debtors cannot guarantee that the distributions contemplated by the Plan will be accomplished.


                            III. GENERAL INFORMATION

     A.   OVERVIEW OF CHAPTER 11

          Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Chapter 11 may also be used, as in these cases, as a means to accomplish an orderly liquidation and distribution of assets under a plan by a debtor that is liquidating.

          The commencement of a Chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor-in-possession."

          The consummation of a Chapter 11 plan is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor. In general, a Chapter 11 plan of reorganization (i) divides claims and equity interests into discrete classes,
(ii)  specifies the property  that each class is to receive under the plan,  and
(iii) contains other provisions necessary to the reorganization or orderly liquidation of the debtor. Chapter 11 does not require each holder of a claim or interest to vote in favor of the plan of reorganization in order for the bankruptcy court to confirm the plan. However, a plan of reorganization must be accepted by the holders of at least one class of claims that is Impaired without considering the votes of "insiders" within the meaning of the Bankruptcy Code.

          Confirmation of a Chapter 11 plan by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

          After a plan of reorganization has been filed, the holders of claims against or interests in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against the Debtors to satisfy the requirements of Section 1125 of the Bankruptcy Code.

     B.   DESCRIPTION AND HISTORY OF BUSINESS

          STEL, a publicly held Delaware corporation, entered the telecommunications business in 1991 through the acquisition of NATC, a telecommunications provider offering international long distance telecommunications services to foreign customers. In 1994 and 1995, the Debtors acquired two Texas-based switchless resellers, LDN, of Dallas, Texas, and USC, of Levelland, Texas. During 1996, the Debtors purchased substantially all of the assets of First Choice Long Distance, Inc. ("FCLD"), a switched reseller of long distance telephone services located in Amarillo, Texas. Additionally, in 1996 the Debtors acquired Economy Communications, Inc., a switchless reseller located in McKinney, Texas, and Uniquest, a corporation engaged in third party customer verification services and outbound telemarketing. Effective November 1, 1996, the Debtors purchased all of the issued and outstanding capital stock of Addtel, a switchless reseller of long distance services based in Glendale, California.

          During late 1995 and early 1996, the Debtors purchased and installed switches in Dallas, Texas and Phoenix, Arizona and added leased transmission facilities between these switches and the operator switch acquired in the USC acquisition. The Debtors further expanded their network through the acquisition of switching equipment in Amarillo, Texas and Lubbock, Texas in connection with the FCLD acquisition. During the second quarter of 1997, the Debtors moved the Amarillo switch to Los Angeles, California. The Debtors planned to make this switch operational and further expand its network during the third quarter of 1997, however, as a result of the Debtors' financial difficulties, these plans were not implemented.

          At the time the Chapter 11 cases were commenced, STEL, a holding company, through its direct and indirect wholly-owned operating subsidiaries, Addtel, USC, LDN, NATC, SWLDN and Uniquest, operated as a full service regional interexchange carrier providing a wide range of telecommunications services, including "1+" domestic long distance services, international long distance services, wholesale long distance services, and operator and wireless services, voice and data private lines, "800/888" services, Internet access and travel cards. The Debtors primarily served small and medium-sized commercial accounts and residential accounts in the west, southwest and south central United States. A vast majority of the Debtors' commercial and residential customers were located in suburban, secondary and rural markets. The Debtors' network of switching and transmission facilities consisting of equipment, switches, software and line capacity, operated in the same general area. These facilities were a combination of owned assets and leased contractual arrangements (capital and operating) with third parties.

          Traditionally, the Debtors marketed their services, primarily under the "USC," "USI," "First Choice Long Distance," "Southwest Long Distance Network," and "Addtel" trade names, through four sales channels: direct sales, agent sales, telemarketing and mass marketing. In mid-1997, the Debtors terminated their telemarketing and mass marketing sales efforts and, throughout 1997, reduced the number of individuals involved in direct sales. As a result of these changes in marketing methods, during 1997 the Debtors closed all of the locations from which they conducted direct marketing and terminated the leases for those premises.

          As discussed in more detail in this Disclosure Statement at Section IV.C. - "Significant Events During the Chapter 11 Cases -- Sale of Assets," the Debtors sold substantially all their assets during the pendency of the Chapter 11 Cases. As of the date of this Disclosure Statement, the Debtors' assets consist primarily of cash proceeds from such sale, cash from operations and the liquidation of their remaining assets, and shares of stock of the purchaser received as consideration for the sale of assets. As discussed in detail herein at Section IV - "Liquidation of the EqualNet Stock", it is currently anticipated that most if not all of such shares will be monetized before the Initial Distribution Date.

     C.   EVENTS LEADING UP TO THE CHAPTER 11 CASES

          1.   COMPETITION AND ACQUISITIONS

          Over the past few years, competition in the telecommunications industry has increased dramatically, often forcing smaller companies to seek strategic mergers and acquisitions. The Debtors undertook acquisitions with a view toward expanding their customer base while achieving a certain economy of scale. However, the Debtors encountered significant problems in implementing the consolidation of operations which were a necessary predicate to achieving this goal. The delay in achieving this economy of scale resulted in increased cash losses. As a result, in July 1997, the Debtors began the implementation of a restructuring plan to more closely align the Debtors' expense levels with revenues. The restructuring plan involved all areas of the Debtors' business and included a reduction in work force and reconfiguration of the Debtors' network coupled with the closing of substantially all of the Debtors' outlying sales offices in leased office locations.

          2.   PREPETITION INDEBTEDNESS

          The Debtors were unable, since inception, to generate earnings adequate to cover their fixed charges. In order to meet their cash needs, the Debtors issued long term debt and also entered into a line of credit arrangement. On August 12, 1996, the Debtors completed a private placement of $27,200,000 of 10% Convertible Notes and on March 25, 1997, the Debtors completed a private placement of a $3,800,000 10% Convertible Debenture (the "March Debenture") for a net of $3,230,000. Semi-annual interest payments were due on the Notes and the March Debenture on February 15 and August 15, 1997. However, in early August 1997, it became clear that the Debtors had insufficient cash to make the required interest payment. On August 13, 1997, the Debtors completed a private placement of a $5,000,000 10% Convertible Debenture (the "August Debenture") for a net of $3,500,000. The terms of both Debentures are substantially identical to the Notes. As of the Petition Date, the Debtors' long term debt attributable to the 10% Convertible Notes and the Debentures was $34,014,149, with $27,917,777.78 attributable to the Notes, $3,269,242 attributable to the March Debenture and $3,544,907 attributable to the August Debenture.

          In addition, by agreement dated December 26, 1996, as amended on February 12, 1997, the Debtors completed a line of credit arrangement with Greyrock Business Credit (the "Greyrock Prepetition Facility"). The Greyrock Prepetition Facility had a maximum availability of $10,000,000, with borrowings based on 80% of eligible accounts receivable and inventory, with certain exclusions, of the two operating subsidiaries, Addtel and USC, and were utilized by the two entities to meet current operating needs. The borrowings bore interest at a floating rate of 2.5% above the reference rate of Bank of America NT & SA, with a minimum interest rate of 9% per annum and a minimum interest amount of $10,000 per month. The borrowings were secured by all the assets of the Debtors and the stock of STEL's subsidiaries and were subject to guarantees by each of the Debtors. The Greyrock Prepetition Facility had a maturity date of December 31, 1997. However, as discussed herein at Section IV.B.6. "Greyrock DIP Facility," the Debtors and Greyrock entered into a debtor-in-possession financing arrangement after the Petition Date (the "Greyrock DIP Facility" and, collectively with the Greyrock Prepetition Facility, the "Greyrock Facility"). Outstanding borrowings under the Greyrock Prepetition Facility at November 19, 1997 were $3,274,350.54.

          As a result of cash losses from continuing operations, significant arrearages with respect to the Debtors' obligations to various of its service providers and vendors existed throughout 1997. As of August 15, 1997, the Company had past due invoices from WorldCom, MCI Communications, Inc. and other long line and local exchange carriers (collectively, the "Service Providers") aggregating approximately $4,900,000. As is standard in such contracts, the Service Providers had the right to terminate services to the Debtors for nonpayment upon the expiration of limited periods of time after written notice of termination. In October and November 1997, several of the Debtors' key Service Providers threatened to terminate various contracts which were crucial to the Debtors' operations. The Debtors were able, however, to make interim payment arrangements and temporarily forestalled the need for bankruptcy protection. However, since any interruption in the services provided to the Debtors by key Service Providers would have had an immediate and profound negative effect on the Debtors' ability to continue their operations, the Debtors ultimately had no choice but to seek the protections of Chapter 11.

                            IV. THE CHAPTER 11 CASES

     A.   CONTINUATION OF BUSINESS; STAY OF LITIGATION

          As a result of all of the foregoing, on November 19, 1997, the Debtors commenced their Chapter 11 Cases. Pursuant to an order entered on November 20, 1997, the Chapter 11 Cases have been procedurally consolidated for administrative purposes only. Since the Petition Date, the Debtors have continued to operate as debtors in possession subject to the supervision of the Bankruptcy Court in accordance with Sections 1107(a) and 1108 of the Bankruptcy Code. The Debtors are authorized to operate in the ordinary course of business, however, transactions outside the ordinary course of business have required Bankruptcy Court approval.

          An immediate effect of the filing of the bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, enforcement of liens against the Debtors and litigation against the Debtors. This injunction remains in effect.

     B.   SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASES

          1.   FIRST DAY MOTIONS

          On the Petition Date, the Debtors filed numerous "first day motions" which were granted after a hearing in the Bankruptcy Court. The first day orders included (i) orders authorizing the retention of White & Case LLP as counsel to the Debtors and The Bayard Firm as local counsel to the Debtors, (ii) an order authorizing the retention of Jay Alix & Associates as special financial advisor and bankruptcy consultant to the Debtors and the appointment of a principal of that firm to serve as interim chief executive officer of the Debtors, (iii) orders authorizing the Debtors to honor obligations to employees and agents,
(iv) orders relating to bank accounts, business forms and the cash management system, (v) an order authorizing payment of certain pre-petition taxes, and (vi) an order granting authority to use cash collateral on an interim basis and fixing a hearing to consider final authorization. In addition, the Bankruptcy Court approved various other orders dealing with the administration of the cases.

          2.   APPOINTMENT OF OFFICIAL COMMITTEE

          On December 4, 1997, the United States Trustee for the District of Delaware appointed the Official Committee of Unsecured Creditors of the Debtors, which consists of: (i) United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attn: Gerard F. Ganey; (ii) Northstar Investment Management Corporation, 300 First Stamford Place, Stamford, CT 06902,
(iii) The  Laterman  Companies,  5 East 59th Street,  New York,  New York 10033,
Attn: Bernard Laterman; (iv) NTS Communications, 1220 Broadway, Suite 600, Lubbock, Texas 79401, Attn: Brad Worthington; and (v) Aviram Lonstein, 15045 Dickens Street #203, Sherman Oaks, California 91403. MCI Communications, Inc. and WorldCom were appointed by the United States Trustee to serve as original members of the Committee, but each resigned its position as a Committee member during the pendency of the Cases.

          Since its formation, the Committee has consulted with the Debtors concerning the administration of the Chapter 11 Cases. The Debtors have kept the Committee informed about their operations and have sought the concurrence of the Committee for actions and transactions taken outside of the ordinary course of the Debtors' business. The Committee participated actively in the sale of substantially all the Debtors' assets, the development of the Administrative Expense Treatment Agreement and the formulation of the Plan. The Committee played a less active role in the process which led to the development of the Inter-Debtor Settlement Agreement, a process which was led by the Creditor Representatives.

          3.   EMPLOYEE RETENTION

          The uncertainty created by the Debtors' prepetition financial difficulties, the Chapter 11 filings and the attempt to negotiate a sale of the business, caused many experienced employees to become concerned about their futures with the Debtors, and to become targets of recruiting agencies and competitors.

          The Debtors concluded that they needed to introduce incentive programs to entice employees to remain with the company and to avoid departures of employees crucial to the Debtors' continuing operations and smooth transition to a purchaser of their assets. The Debtors, therefore, received Bankruptcy Court approval to implement various employee retention and reward programs, which were structured to stem defections and to provide employees with incentives to achieve a prompt sale of the business. In connection with these efforts, the Debtors instituted (i) a Key Employee Retention Bonus Plan, with bonuses payable to certain employees who filled critical executive, managerial and technical positions at Addtel, Uniquest and USC and who remained employed thirty (30) days after the closing of a sale of the Debtors and (ii) a Severance Payment Plan covering all other employees of the Debtors.

          After the sale of assets was approved, the business operations were gradually transferred to the purchaser. Most of the Debtors' personnel who had not previously left their positions, did so after the Closing on the asset sale. However, the Debtors recognized that they needed two employees to oversee the wind-down of the Debtors' business and the completion of the Chapter 11 Cases. To induce these individuals to remain, the Debtors proposed a separate bonus program, which provided for bonuses in a multiple of these employees' monthly salary in addition to the bonus or severance payments described above. This wind-down bonus plan was approved by the Bankruptcy Court on May 7, 1998.

          4.   SCHEDULE OF LIABILITIES AND STATEMENT OF ASSETS

          As required under bankruptcy law, the Debtors filed, on January 30, 1998, a Schedule of Assets and Liabilities and Statement of Financial Affairs which report information as of the Petition Date. The Debtors sought authorization to file consolidated information for all Debtors, rather than the customary separate reports for each debtor entity. The Debtors sought such relief based on management's assertion that the Debtors' books and records had not been maintained in a manner which would allow for individual Debtor reports in a timely or cost effective fashion. The Bankruptcy Court authorized such relief by order dated January 13, 1998.

          The Debtors listed assets of $44,6265,937 comprised of real and personal property. The Debtors listed $9,157,535 in secured claims, $761 in unsecured priority claims and $44,595,307 in unsecured nonpriority claims. These prebankruptcy liabilities totaled $53,753,603.

          The Bankruptcy Court set June 1, 1998 as the last day by which each creditor was required to file a proof of its claim including a claim amount and designation of which Debtor the claim was asserted against. The general unsecured claims filed against each of the Debtors are as follows: (a) STEL - $64,993,087.54; (b) USC - $12,588,774.70; (c) Addtel - $9,886,882.50; (d) NATC -
$432,268.20;  (e)  LDN -  $1,608,009.05;  (f)  SWLDN  -  $1,322,956.66;  and (g)
Uniquest - $421,863.88. However, the filed claims include many duplicates and claims which the Debtors believe will ultimately be reduced or expunged. Based on a preliminary review of Filed Proofs of Claim, the Debtors estimate that in the aggregate general unsecured claims against all of the Debtors may ultimately total approximately $_________________, however, one must bear in mind that the Debtors' Estates will not be substantively consolidated.

          5.   CASH COLLATERAL ORDER

          On November 21, 1997 and on December 17, 1997, the Bankruptcy Court approved interim and supplemental interim orders, respectively, authorizing, among other things, the Debtors' use of cash collateral. On December 23, 1997, the Bankruptcy Court approved a final order authorizing the use of cash collateral. Pursuant to such orders, the Debtors obtained authority to use cash collateral (as defined in the Bankruptcy Code) that secured its obligations to Greyrock in order to permit the Debtors to continue to make ordinary course and other approved payments.

          6.   GREYROCK DIP FACILITY

          On November 21, 1997 and on December 17, 1997, the Bankruptcy Court gave interim and supplemental interim approval, respectively, for the Greyrock DIP Facility, pursuant to which Greyrock agreed to provide the Debtors with debtor-in-possession financing in an amount not to exceed the lesser of: (i) $10 million or (ii) the sum of (x) 80% of the amount of the Debtors' defined eligible receivables plus (y) $1,276,031, in the form of a revolving credit facility. Amounts advanced pursuant to the Greyrock DIP Facility are entitled to superpriority administrative status, are secured to the extent provided in the stipulation setting forth the terms of the Greyrock DIP Facility by a lien on all assets of the Debtors' Estates, and were to be used by the Debtors for their working capital and other general corporate purposes. The Greyrock DIP Facility had an original maturation date of April 30, 1998, which was later extended through the Closing Date. Pursuant to the Bankruptcy Court's approval of the Greyrock DIP Facility, Greyrock has priority over all other Claims in the Chapter 11 Cases, including Administrative Expenses, other than (a) professional fees and expenses incurred, in an aggregate amount not to exceed $200,000 (exclusive of retainers paid prior to the Petition Date), and (b) unpaid U.S. Trustee Fees and Bankruptcy Court fees.

          The  satisfaction  of  the  outstanding  amounts  under  the  Greyrock
Facility was a component of the consideration for the Sale of the Debtors' assets. The consideration and, in particular, the treatment of the Greyrock DIP Facility are described herein at Section IV.C.3. - "The Terms of Sale." Contemporaneous with the Closing of the Sale, the treatment of the Greyrock DIP Facility was modified by USC Telecom, Inc., a wholly owned subsidiary of EqualNet Corp. and the successor to EqualNet Corp. as the purchaser under the governing documents. This modification and the Closing of the Sale are described herein at Section IV.C.6. - "The Closing."

          7.   DEALINGS WITH SERVICE PROVIDERS

          As noted above, as of the Petition Date, the Debtors had significant arrearages to their various Service Providers. Shortly after the Petition Date, certain of these Service Providers filed motions with the Bankruptcy Court each seeking (i) authorization to terminate its contract with the relevant Debtor and immediately cease providing telecommunication services, (ii) immediate payment for all services provided from the Petition Date, and/or (iii) a security deposit and advance payments for any additional services provided. In part, these motions argued that the Service Providers were utilities under Section 366 of the Bankruptcy Code and entitled to treatment under the specific provisions of that section. The first Service Provider to file such a motion was WorldCom (the "WorldCom Motion"). Although other Service Providers subsequently filed parallel motions, WorldCom took the lead in litigating these issues. Subsequently an adversary proceeding was commenced by the filing of a complaint against WorldCom by the Debtors alleging several causes of action arising from the contractual relationship between them (the "WorldCom Adversary Proceeding"). A hearing was held before the Bankruptcy Court on March 6, 1998 on the WorldCom Motion, particularly with respect to the Section 366 issue. The Bankruptcy Court reserved decision on this issue.

          The Debtors believed that any interruption in services to its customers would have a catastrophic effect on its business and would seriously undermine its ability to sell the business within the context of the bankruptcy case and provide any recovery to creditors. The Debtors and the Service Providers ultimately negotiated an interim payment arrangement pursuant to which the Debtors were required to make advance weekly payments to the various Service Providers based on an estimate of the services to be provided in the upcoming week. If the Debtors failed to make any required weekly payment, after a brief notice period, the effected Service Provider could terminate service to the Debtors without further order of the Bankruptcy Court.

          The initial interim payment agreement, which was embodied in an order approved by the Bankruptcy Court, covered the period from December 10 to December 23, 1997. Subsequent orders (with certain amendments) extended this initial interim payment order for various terms. On March 27, 1998 the Bankruptcy Court approval the Fifth Interim Payment Order which provided for continuation of the negotiated interim payment agreements without the need to obtain additional orders.

          On or about the Closing Date of the Sale, USC Telecom notified the Debtors that it would no longer need services provided under certain Service Provider contracts and payments to such Service Providers under the interim orders ceased. These contracts, along with certain leases, were subsequently rejected by the Debtors, however, USC Telecom continued to require services under other contracts subsequent to the Closing Date and such services continued to be delivered pursuant to the terms of the Management Agreement, discussed herein AT Section IV.C.5. - "The Transition to EqualNet."

     C.   SALE OF ASSETS

          1.   THE PROCESS

          In light of the Debtors' operating cash needs on the Petition Date and the uncertain prospects for obtaining financing, the Debtors were not optimistic that they would be able to reorganize the business and emerge from Chapter 11. Instead, the Debtors intended to locate a purchaser for the business and to sell it within the context of the Chapter 11 Cases. On December 23, 1997, the Debtors moved the Bankruptcy Court for an order approving procedures for the provision of information, solicitation of bids and submission of offers in connection with a sale of substantially all of the Debtors' assets. An order approving the procedures to govern a proposed sale was entered by the Bankruptcy Court on January 9, 1998.

          Pursuant to this order, the Debtors distributed bid solicitation packages and entered into negotiations with a number of interested parties in order to solicit offers for the purchase of the Debtors and for the additional financing needed to fund operations and the advance payments to the Debtors' Service Providers prior to the closing of a transaction. On January 15, 1998, the Debtors and EqualNet and EqualNet Corp. entered into a proposed purchase agreement, pursuant to which the Debtors agreed to sell substantially all of their assets.

          Under bankruptcy law, however, the Debtors were required to conduct an auction of their assets in order to obtain the "highest and best" offer for them. Therefore, on March 4, 1998, the Debtors held an auction at which they received three proposals for the purchase of substantially all assets. At the conclusion of the auction, the Debtors and the Committee jointly determined in the reasonable exercise of their business judgment that the revised offer from EqualNet and EqualNet Corp. was the highest and best offer for the Debtors' assets. The Debtors and EqualNet and EqualNet Corp. entered into the Purchase Agreement to reflect the revised offer.

          After a hearing on March 6, 1998, the Bankruptcy Court entered an order approving the Sale on March 9, 1998.

          2.   THE BUYER

          The original purchaser, EqualNet Corp., a Delaware corporation, was a wholly-owned subsidiary of EqualNet, a Texas corporation. EqualNet is a long-distance telephone company that provided telecommunications service to customers nationwide. At the time the Sale was approved, EqualNet marketed its services primarily to small business customers with monthly long-distance bills of less than $1,000 and used independent marketing agents and an internal sales force in selling its services. EqualNet generated its sales volume primarily through its network of independent marketing agents and through the acquisition of customer accounts of other resellers. In early 1998, EqualNet entered into several related agreements with the Willis Group LLC, a Texas limited liability company (the "Willis Group"), and MCM Partners, a Washington limited partnership. These agreements provided for a recapitalization of EqualNet and the acquisition by EqualNet of certain telecommunications network assets and switches. Subsequent to the approval of the Sale, EqualNet changed its name from EqualNet Holding Corp. to EqualNet Communications Corp. In addition, EqualNet created a wholly-owned subsidiary, USC Telecom, which took assignment of the interests of EqualNet Corp., the original purchaser under the Purchase Agreement.

          On September 10, 1998, EqualNet Corp. filed a petition for relief under Chapter 11 of the Bankruptcy Code, which case is pending in the United States Bankruptcy Court for the Southern District of Texas, Houston Division. EqualNet Corp. has filed a plan of reorganization as to which a confirmation hearing is scheduled for April 26, 1999. EqualNet has advised the Debtors that it is currently anticipated that the EqualNet Corp. plan will become effective in mid-May 1999.

          Among its other elements, the EqualNet Corp. plan of reorganization provides for the creation of a trust for the benefit of holders of unsecured claims which EqualNet will fund with cash, 3,000,000 shares of EqualNet Common Stock and a collateralized guaranty which in effect, insures a minimum price for 1,500,000 of these shares. EqualNet filed a registration statement ("Registration Statement") pertaining to [these shares, as well as] shares held by several entities including the Debtors, with the Securities and Exchange Commission on March 31, 1999.

          3.   THE TERMS OF THE SALE

          Under the Purchase Agreement, the Debtors agreed to sell substantially all of their assets in exchange for: (i) the payment and discharge by EqualNet Corp. of all obligations of the Debtors on the Closing Date in respect of the outstanding principal amount of, and all accrued and unpaid interest on, the debtor-in-possession facility provided by EqualNet in an amount of up to $1,500,000 (the "EqualNet Facility"); (ii) a cash payment in an amount equal to the excess of $3,000,000 over the outstanding principal amount of, and all accrued and unpaid interest on, the EqualNet Facility on the Closing Date; (iii) a cash payment in the amount of $472,500; (iv) the assumption of up to $1,000,000 of the Greyrock DIP Facility; (v) a cash payment equal to all amounts paid to satisfy arrearages in assumed leases or executory contracts, if any; and
(vi) shares of EqualNet Preferred Stock equal to the quotient of (A) 40% of the annualized Revenue Amount, as defined in and adjusted pursuant to the Purchase Agreement, and (B) $27.50. Each share of EqualNet Preferred Stock was convertible into ten shares of EqualNet Common Stock.

          4.   THE EQUALNET FACILITY

          In order for the Debtors to be able to continue to pay their operating costs pending consummation of the Sale, the EqualNet Parties provided the Debtors with the EqualNet Facility. Without the EqualNet Facility, the Debtors would have been unable to continue operating until the Closing Date. Amounts advanced pursuant to the EqualNet Facility were entitled to superpriority administrative expense status and were secured to the extent provided in the stipulation setting forth the terms of the EqualNet Facility. The EqualNet Facility was due to mature on May 31, 1998, subject to automatic renewals. The EqualNet Facility was extended prior to May 31, 1998.

          Pursuant to the Bankruptcy Court's approval of the EqualNet Facility, the liens securing the EqualNet Facility were junior and subordinate to (a) the liens securing the Greyrock Facility, and (b) any payments made by Greyrock to a Service Provider or to any third party in order to continue operations during foreclosure of Greyrock's interest in its collateral. On March 13, 1998, the Bankruptcy Court entered an order approving the EqualNet Facility. As of the Closing Date, $1,500,000 was outstanding under the EqualNet Facility. The EqualNet Parties also made payments of approximately $1,014,000 on account of certain expenses chargeable to them pursuant to the Management Agreement.

          5.   THE TRANSITION TO EQUALNET

          At the time the Court approved the sale of assets to the EqualNet Parties, the parties recognized that, for various technical and operating reasons, the transition of the Debtors' customers to EqualNet Corp.'s network would take up to several months to accomplish. Therefore, in order to facilitate the transition of the customers and to limit the cost and expense borne by the Debtors through the Closing Date, the Debtors and the EqualNet Parties entered into the Management Agreement on March 12, 1998, pursuant to which (i) the EqualNet Parties agreed to take operational control of the Debtors and assume financial responsibility for the Debtors' expenses as of March 17, 1998 and (ii) the Debtors agreed to provide telecommunications services to the EqualNet Parties from the Closing Date until the transition of the Debtors' customers was completed. On March 24, 1998, the Bankruptcy Court approved the Management Agreement.

          As contemplated under the Management Agreement, the EqualNet Parties took operational control of the Debtors as of March 17, 1998.

          When the sale of assets was approved it was anticipated that the closing would occur by the end of May 1998, and the Management Agreement was to remain effective for a concurrent period. However, as the closing date was postponed, the term of the Management Agreement was extended. At the time the Closing occurred, the EqualNet Parties recognized that the transition had not yet been completed and a further extension of the Management Agreement was required. The Management Agreement was extended to September 29, 1998, on which date it expired.

          6.   THE CLOSING

          The Closing occurred on July 22, 1998. After satisfaction of their obligations to EqualNet under the EqualNet Facility, including the additional advances made under the Management Agreement, the Debtors received $555,000 in Cash and 195,073 shares of EqualNet Preferred Stock. An additional 5,358 shares of Preferred Stock were withheld by EqualNet at the Closing due to a dispute over the treatment of certain charges as revenue.

          Under the Purchase Agreement, the EqualNet Parties were required to satisfy the Greyrock DIP Facility. However, at the time of the Closing, the EqualNet Parties did not have sufficient funds to fully satisfy the Debtors' outstanding obligations to Greyrock. Instead, the EqualNet Parties arranged for a partial payment to Greyrock and issued an interest-bearing term note to Greyrock due February 28, 1999 for the balance (the "USC Telecom Note"). Because the Debtors' obligations remained unsatisfied, Greyrock retained its lien on all of the Debtors' assets to secure repayment. This lien extended to the cash proceeds of the Sale, in the amount of $555,000, which are being held in an escrow account at Wells Fargo Bank. EqualNet and USC Telecom were unable to satisfy the outstanding balance on the USC Telecom Note when it became due.

          [TO BE UPDATED PRIOR TO DISCLOSURE STATEMENT HEARING]

          7.   POST-CLOSING ADJUSTMENTS

          Under the Purchase Agreement and the Management Agreement, the EqualNet Parties assumed a number of obligations which required performance or satisfaction subsequent to the Closing Date. The EqualNet Parties' unperformed obligations included, but were not limited to, the following:

          a. Pursuant to the Management Agreement, the EqualNet Parties agreed to compensate the Debtors for Operating Losses, as defined in the Management Agreement, for the period between April 1, 1998 and the Closing Date. Section 6(c) of the Management Agreement required payment for the Operating Losses no later than 60 days after the Closing Date. Although the Debtors timely provided the EqualNet Parties with the income statement demonstrating that the Operating Losses totaled $654,934 (which statement was subsequently amended to include Operating Losses totaling $732,395), the EqualNet Parties did not timely provide any reimbursement to the Debtors' estates;

          b. In conjunction with its takeover of the business operations, the EqualNet Parties assumed responsibility for collecting certain revenues and remitting them to the Debtors. As a result of EqualNet's failure to timely submit required records, revenues in the amount of $278,377 became stale and unbillable. EqualNet was obligated to reimburse the Debtors for this uncollected revenue, but failed to do so.

          c. Pursuant to Section 3 of the Management Agreement, the EqualNet Parties were permitted to use certain contracts and leases during the term of the Management Agreement. The Debtors paid rent under these leases, in the amount of $8,149, to allow USC Telecom to continue to use certain switching facilities. The Debtors did not receive the required reimbursement for these amounts.

          d. The Debtors were advised by several Service Providers that they were not paid for services rendered to the EqualNet Parties under certain contracts after the Closing Date. Although the EqualNet Parties assumed operational control under the Management Agreement and liability to the Debtors for all expenses for these contracts, the Debtors were not released from their contractual obligations to such Service Providers and hence remained liable for such amounts. The Debtors requested verification that all Service Providers had been paid or immediate payment of all outstanding amounts, including, but not limited to payment to U.S. West in the amount of $73,659.

          e. The shares of Preferred Stock withheld at Closing should have been turned over to the Debtors.

          f. EqualNet removed equipment under lease to the Debtors from the Debtors' facility in Levelland which EqualNet acquired in the asset purchase. The Debtors remained responsible for rental payments on this equipment and for return of equipment to the lessors. EqualNet did not provide an inventory of items taken or inform the Debtors of the current location of the property. Moreover, EqualNet had not returned any of the equipment to the lessors or made payments on it.

          When the Debtors' repeated requests for performance or satisfaction of these obligations went unheeded, the Debtors had no alternative but to seek the intervention of the Bankruptcy Court and, in November 1998, filed a motion seeking an order compelling EqualNet to perform. After an evidentiary hearing on December 23, 1998, the Bankruptcy Court issued an order and judgment (the "Judgment") directing EqualNet and USC Telecom to:

          a. Pay to the Debtors $812,772.00 in satisfaction of EqualNet and USC Telecom's obligations for the Operating Losses and the stale revenues;

          b. Make prompt payment of the post-Closing Date services to U.S. West, in particular, and to other Service Providers and make prompt payment on account of the leases for switchroom facilities;

          c.   Deliver the 5,325 shares of Preferred  Stock withheld at Closing;
               and

          d. Account for, make all necessary payments, and take any other required action with respect to the leased equipment

          On January 18, 1999 EqualNet and USC Telecom filed an appeal to the Judgment, but subsequently advised the Debtors that they would like to discuss alternative means to satisfy the Judgment. The Debtors and EqualNet entered into a stipulation suspending the appeal while settlement discussions proceeded.
EqualNet did deliver the Preferred Stock withheld at Closing, as well as additional shares as paid-in-kind interest.

          [STATUS - TO BE INSERTED PRIOR TO DISCLOSURE STATEMENT HEARING]

     D.   SETTLEMENT OF INTER-DEBTOR CLAIMS

          1.   THE INTER-DEBTOR SETTLEMENT AGREEMENT

          Prior to the Petition Date, the Debtors' revenues were derived from telecommunications services provided by the two operating Debtors, Addtel and USC. However, the Debtors used these revenues to satisfy the joint and several obligations of all of the Debtors.

          The appropriate allocation of the proceeds from the Sale to EqualNet as well as from the liquidation of the Debtors' remaining assets, between and among the estates of the various Debtors presented conflicts between the various Debtors' Estates and, ultimately, between creditors of the various Debtors. This problem was further complicated by the failure of the various Debtors to maintain complete records of intercompany transactions.

          Due to these inherent tensions, in January 1998, one of the Debtors' telecommunication service providers and a principal creditor of Addtel, WorldCom, made a motion for the appointment of a trustee for the Addtel Estate alleging that the unresolved inter-Debtor issues created conflicts between and among the Debtors' Estates. Principal creditors of STEL and USC, as well as the Committee, also recognized that the issue of inter-Debtor claims, and its effect on the allocation of Sale proceeds and other assets, presented a fundamental impediment to negotiation of a plan of reorganization. These various entities and the Debtors' representatives determined that it was in the best interests of the Debtors and their respective creditors to attempt to reach a consensual solution regarding allocation and related issues. This intention was formalized pursuant to a Stipulation and Order Regarding Settlement Process for Allocation of Distribution Proceeds (the "Stipulation"), which was entered into by the Debtors, the Committee, United States Trust Company of New York ("U.S. Trust"), as Indenture Trustee for the 10% Convertible Notes issued by STEL, WorldCom, as a creditor of Addtel, and U.S. West as a creditor of USC (collectively, the "Creditor Representatives"). The Stipulation was approved by order of the Bankruptcy Court dated March 27, 1998. The Stipulation provided for a period during which the parties would conduct such investigation as each deemed appropriate to determine the financial and operational relationships between and among Addtel, USC, STEL and, in their discretion, the other Debtors, and engage in negotiations with the goal of achieving a consensual allocation. In addition, the Stipulation provided that certain fees and expenses of U.S. Trust, WorldCom, and U.S. West incurred in connection with the settlement process would be entitled to be paid as Administrative Expenses of the Estates.

          During this period, the parties addressed both factual and legal issues. In considering the parameters of the possible settlement, the two major factual issues included (i) the appropriate amount of Intercompany Claims and
(ii) the proper allocation of unallocated corporate general and administrative expenses. These issues, of course, had a direct impact on the balance sheets of each entity and thereby influenced dramatically each Estate's available assets for distribution to Unsecured Creditors. The major legal issues included (i) the propriety of substantive consolidation, in whole or in part, of the Debtors,
(ii) the categorization of monies downstreamed by STEL as either debt or equity, and (iii) the validity of claims by and against WorldCom.

          At the request of the Creditor Representatives, the Debtors' representatives produced extensive documentation and analyses regarding various aspects of the Debtors' pre- and post-petition financial transactions and inter-relationships. After the Creditors' Representatives' own analysis of these materials, the Debtors and the Creditors' Representatives all participated in numerous discussions regarding their respective positions as to the results of the investigation. Throughout the period, the Debtors' representatives prepared and refined numerous distribution scenarios which reflected (a) the different perspectives from which the allocation issues could be analyzed, (b) the evolving results of the investigation, and (c) the dialogues regarding the factual and related legal analyses. The Debtors' representatives also prepared scenarios which took into account different approaches to the allocation of the Intercompany Claims and general Administrative Expenses paid by STEL which benefited the other Debtors and the various approaches to estimation of Intercompany Claims.

          In an effort to reconcile these conflicting analyses and to avoid the costs of litigation, the Debtors and the Creditor Representatives engaged in extensive negotiations and formulated a proposal regarding settlement of inter-Debtor issues and the allocation of the SALE PROCEEDS and other assets (the "Inter-Debtor Settlement Agreement"). This Inter-Debtor Settlement Agreement, which was approved by the Bankruptcy Court on July 27, 1998, provided part of the framework for distributions set forth in the Plan. The Inter-Debtor Settlement Agreement is annexed hereto as Exhibit C and is incorporated into the Plan and this Disclosure Statement.

          In brief, the Inter-Debtor Settlement Agreement provides that:

          a.   The  Estates  other than STEL and Addtel  will form  Consolidated
               USC;

          b. Cash, from the Debtors' operations and the sale of the Debtors' assets, net of Allowed Administrative Expenses, Allowed Secured Claims and Allowed Classified Priority Claims, which net amount ("Cash Proceeds") was estimated to be $1,500,000, will be available to pay General Unsecured Creditors and would be allocated 16% to Consolidated USC, 42% to Addtel and 42% to STEL;

          c. Professionals will forgo up to 7.5% of all fees incurred up to $150,000 subject to certain terms and conditions: $100,000 of this fee reduction will provide initial funding for litigation based on Causes of Action other than Preference Causes of Action; this amount will not be repaid if the Professionals receive 92.5% of their fees. The remaining $50,000 would be paid over to Consolidated USC to be used for recoveries for its General Unsecured Creditors;

          d. Consolidated USC will also receive the first $50,000 recovered from Preference Causes of Action, net of litigation expenses (which $50,000 is the USC Preference Amount);

          e. Recoveries from Preference Causes of Action, net of expenses and the USC Preference Amount ("Preference Proceeds") will be shared among the three Estates with 42% to STEL, 42% to Addtel and 16% to Consolidated USC; and

          f. Other litigation recoveries, net of expenses including the costs and expenses of Litigation Counsel (the "Litigation Proceeds"), will be shared 10% to Consolidated USC; 5% to Addtel and 85% to STEL.

          As discussed in the foregoing section, there were several inter-related litigations pending between the Debtors and WorldCom at the time the Inter-Debtor Settlement Agreement was negotiated. The Debtors and WorldCom agreed upon a process for dealing with the matters pending between them and that agreement was incorporated in the Inter-Debtor Settlement Agreement. WorldCom and the Debtors agreed:

          a. The evidentiary record of the hearing on the WorldCom Motion was deemed to be incorporated into the evidentiary record of the WorldCom Adversary Proceeding;

          b. The Debtors would not incur additional fees and expenses in excess of $1,000 in connection with the WorldCom Motion and the WorldCom Adversary Proceeding;

          c. If the Bankruptcy Court determined with respect to the WorldCom Motion or the WorldCom Adversary Proceeding that (i) WorldCom was not a utility (as that term is defined in Section 366 of the Bankruptcy Code) or (ii) WorldCom was prohibited from imposing an administrative hold on new business of the Debtors, then:

                    (i) WorldCom's unsecured non-priority claim against Addtel's estate would be reduced by $15,000;

                    (ii) WorldCom could appeal to the District Court for the District of Delaware and, if necessary, the Third Circuit and could petition for certiorari to the Supreme Court of the United States (the "Appeals"); and

                    (iii) the Debtors would not incur fees and expenses in excess of $5,000 in connection with each Appeal.

          d. If WorldCom was ultimately successful in any of the Appeals, WorldCom's unsecured non-priority claim against Addtel's Estate would be increased by $15,000;

          e. WorldCom's counterclaim in the WorldCom Adversary Proceeding was dismissed;

          f. The Debtors would reduce their demands in Counts 1-5 of the WorldCom Adversary Proceeding to a claim for a $15,000 reduction of WorldCom's General Unsecured Claim against Addtel;

          g. The Debtors, the Creditors' Committee and U.S. Trust Co. agreed that they would not (i) seek to amend the complaint in the WorldCom Adversary Proceeding to assert additional or increased claims or demands against WorldCom or any of its subsidiaries, officers, directors, employees or agents, (ii) seek to amend the complaint in any manner inconsistent with the Inter-Debtor Settlement Agreement, or (iii) seek to dismiss the complaint or the WorldCom Adversary Proceeding (except pursuant to a motion filed by WorldCom with the Debtors' and the Committee's consent); and

          h. Each party would bear its own costs and fees in the WorldCom Adversary Proceeding and any Appeals.

          At the time this Settlement Agreement was approved, the Debtors estimated that, without Preference Proceeds or Litigation Proceeds, the total net Cash Proceeds available for General Unsecured Creditors would be $1,5000,000 from which Consolidated USC creditors would receive a 14.7% recovery, Addtel creditors an 11.8% recovery, and STEL creditors a 1.5% recovery.

          2.   DECLINE IN VALUE OF ESTATE ASSETS

          The Inter-Debtor Settlement Agreement was premised on the belief that, at the time a plan of reorganization was confirmed, the Debtors would have sufficient assets to pay their Allowed Administrative Expense Claims, Allowed Miscellaneous Secured Claims and Allowed Classified Priority Claims in full, and to pay the Professionals at the agreed upon reduced amount. Under the Bankruptcy Code, each of these categories of Claims must be paid in full or have agreed to other treatment before Holders of General Unsecured Claims can receive any distribution. Absent substantive consolidation of all Estates, such Claims would each have to be paid from the discrete assets of the Estate within which the specific Claim arose.

          When the Debtors and the Committee accepted the EqualNet Parties' offer for the purchase of the Debtors' assets, the EqualNet Common Stock was trading at between $2.50 and $3.00 a share. However, by the summer of 1998, the EqualNet Common Stock was trading at approximately $1.50 a share and for the six months prior to the filing of this Disclosure Statement the average trading price has been below $1.00 per share. The Debtors realized that, with such a decline in value, they would not be able to fully satisfy these Claims and, therefore, would be unable to make any distribution to Holders of General Unsecured Claims.

          3.   THE ADMINISTRATIVE EXPENSE TREATMENT AGREEMENT

          Despite this setback, the Debtors and the Creditor Representatives who participated in developing the Inter-Debtor Settlement Agreement were interested in bringing to confirmation a plan which would provide at least a reasonable chance of recovery to Holders of General Unsecured Claims of STEL, Addtel and Consolidated USC. To address this issue, the Administrative Expense Treatment Agreement was developed, and was approved by the Bankruptcy Court on ________________, 1999. The provisions of the Administrative Expense Treatment Agreement are incorporated in the Plan. The Administrative Expense Treatment
Agreement is attached hereto as Exhibit D and is incorporated into this Disclosure Statement. The Administrative Expense Treatment Agreement includes certain new distribution provisions dealing principally with the distributions to Administrative Expense Claims and modified certain provisions of the Inter-Debtor Settlement Agreement.

          In brief, the Administrative Expense Treatment Agreement provides that:

          a. Professionals retained in the Debtors' cases will agree to accept partial payment of their fees and expenses of as little as 50%; if at the date which is 180 days after the hearing on the Disclosure Statement there are not sufficient assets to pay Professionals at least 50% of their fees and expenses, the Chapter 11 Cases will be converted to Cases under Chapter 7.

          b. Certain Service Providers have agreed to accept partial payment of their outstanding Administrative Expense Claims of as little as 50%;

          c. Other Administrative Expense creditors have been or will be approached about reducing their Administrative Expense Claims;

          d. On the Initial Distribution Date, payments will be made from Estate Cash, that is all Cash in the Estates from operations, the sale of assets or other sources. On the Initial Distribution Date, payments in full and in Cash will be made to the Holders of
               (i) Allowed Administrative Expense Claims not subject to the Administrative Expense Treatment Agreement or similar agreements,
               (ii) Allowed Miscellaneous Secured Claims and (iii) Allowed Classified Priority Claims. If such Claims are not yet Allowed, the appropriate reserve will be funded;

          e. On the Initial Distribution Date, Holders of Allowed Administrative Expense Claims who entered into individual claim reduction agreements will receive payment on the same basis as the Professionals;

          f. On the Initial Distribution Date, each Claimant covered by the Administrative Expense Treatment Agreement will receive 50% of its outstanding Allowed Administrative Expense Claim from Estate Cash;

          g. On the Initial Distribution Date, Professionals (including the Settlement Professionals) will receive a minimum of 50% of their Allowed fees and expenses. If after the above distributions have been made there is Estate Cash remaining, all the Professionals will receive distribution of these funds until all the Professionals receive payment in full of their expenses from Estate Cash; thereafter Estate Cash will be distributed solely to Professionals until their receive distributions of up to 80% of their Allowed fees and expenses from Estate Cash.

          h. Once the recovery to Professionals reaches 80% from Estate Cash, all remaining Estate Cash will be distributed so that recoveries to Professionals increase to 92.5%, at the same rate that recoveries to all other Holders of Administrative Expense Claims increase to 100% and Holders of Claims in Classes 3-A, 3-B and 3-C receive up to an aggregate of $1,500,000, allocated pursuant to the Inter-Debtor Settlement Agreement in the proportions set forth below.

          i. Any funds remaining after these distributions have been made shall be distributed to General Unsecured Creditors.

          Due to the change in circumstances, certain modifications needed to be made to the Inter-Debtor Settlement Agreement and these modifications are incorporated in the Administrative Expense Treatment Agreement.

          a. The Inter-Debtor Settlement Agreement did not contemplate that any Litigation Proceeds or Preference Proceeds would be used to satisfy Allowed Administrative Expense Claims or the
               Professionals fee and expense Claims. Pursuant to the Administrative Expense Treatment Agreement, Preference Proceeds will continue to be unavailable for such use. However, if the payments on the Allowed Professional fee and expense Claims exceed 50% but do not reach 80%, Litigation Proceeds will be shared on a dollar for dollar basis between General Unsecured Creditors and Professionals until such time as the Professionals receive an 80% distribution on the Allowed Professional fees and expenses.

          b. If the Estate Cash is insufficient to make the distributions required with respect to Allowed Administrative Claims, Litigation Proceeds may be applied to satisfy the shortfall, provided, however, that the Litigation Proceeds will be applied according to the allocation set forth in the Inter-Debtor Settlement Agreement to satisfy only the Allowed Administrative Expense Claims arising in the corresponding Estates.

          c.   The Inter-Debtor  Settlement Agreement is amended to provide that
               (i) the $100,000 to fund the litigation other than with respect to Preference Causes of Action, Litigation Counsel may be made prior to Confirmation from Estate Cash, (ii) such amount may be replenished from litigation recoveries, and (iii) such $100,000 will be repaid to the Estates from the first litigation recoveries, net of litigation expenses, provided, however, that in the event that the Professionals recover 92.5% of their fees, such $100,000 shall be paid out of distribution to the Professionals.

          As stated above in paragraphs (f) and (h), once the recovery to Administrative Expense Claimants reaches 50% from Estate Cash and the recovery to Professionals (including Settlement Professionals) reaches 80% from Estate Cash, Estate Cash will begin to be shared with Holders of Class 3-A through Class 3-C Claims according to the following formula:2

2    If  Litigation  Proceeds  are used  for  distributions  for  Administrative
     Expense   Claims,   including   Professionals   Claims,   this  formula  is
     inapplicable.

          A    = Balance of Allowed and unpaid Administrative  Expense Treatment
                 Agreement Claims up 100%

          B    = Balance of  Allowed  and unpaid  Professional  fee and  expense
                 Claims up to 92.5%

          C    = $1,500,000 for Unsecured Claimants

          Then each dollar of Estate Cash will be distributed as follows, expressed as a percentage of the total amount outstanding:

               Administrative Expense Treatment                  ___A____
               Agreement Claimants                               A + B +C
               Professionals                                     ___B___
                                                                 A + B +C
               All General Unsecured Creditors                   ___C___
                                                                 A + B +C


By way of example only,  where A = $500,000,  B = $1,000,000 and C = $1,500,000, each dollar will be distributed in the following percentages:

        Administrative Expense Treatment Agreement    $   500,000
                                                      -----------
        Claimants                                  =  $3,000,000     =   16.7%
        Professionals                                 $1,000,000
                                                      ----------
                                                   =  $3,000,000     =   33.3%
        All General Unsecured Creditors               $1,500,000
                                                   =  $3,000,000     =   50.0%


          The distribution of these Cash Proceeds to General Unsecured Creditors under this formula will be further allocated in accordance with the Inter-Debtor Settlement Agreement, that is, 42% to Class 3-A (STEL), 42% to Class 3-B (Addtel) and 16% to Class 3-C (Consolidated USC).

          4.   THE EFFECT OF THE AGREEMENTS

          According to the Bankruptcy Code, the assets of any estate must be used to fully satisfy allowed secured claims, allowed administrative expense claims, including the fees and expenses of professionals retained in a case, and allowed claims entitled to priority under Section 502 of the Bankruptcy Code before any distribution can be made to general unsecured creditors of such estate.

          If this procedure were followed in the Debtors' cases there would likely be no distribution to the General Unsecured Creditors of any of the Debtors even if the litigation brought by the Litigation Counsel proved successful. To avoid this outcome, various Holders of Administrative Expense Claims, the Professionals and significant Unsecured Creditors have entered into the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement. These Agreements modify the Code provisions on distributions to provide General Unsecured Creditors with the opportunity to obtain a recovery in the Debtors' Cases. Under these Agreements, the Administrative Expense Claimants, including the Professionals, have agreed to a reduced distribution as described in detail above. The intent of these Administrative Expense Claimants and Professionals is to make some recovery available to General Unsecured Creditors in a case where they would likely otherwise have received nothing.

          The effects of the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement are summarized at Section III.B. - "Summary of the Effect of the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement". In general, the Administrative Expense Claimants (other than Professionals) will receive their distributions solely from the Estates' proceeds from operations and the sale of assets, including the Sale to the EqualNet Parties, that is, from the Estate Cash. Only under certain limited circumstances may Administrative Expense Claimants derive any benefit from recoveries from preference or other litigation; rather, in general, all such recoveries will be dedicated to distributions to Classes 3-A through 3-C in the allocation agreed to by the representatives of such Classes. Moreover, under certain limited circumstances, professionals may derive some benefit from litigation recoveries.

          The Debtors' ability to satisfy the payment provisions of the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement depends in large measure on the price at which the Debtors are able to liquidate the shares of Common Stock of EqualNet which the Debtors received in connection with the sale of the Debtors' assets. This issue is discussed in greater detail at Section IX.B.- "Risk Factors - Risks Related to EqualNet."

     E.   DESCRIPTION OF THE EQUALNET PREFERRED STOCK

          1.   DESCRIPTION OF EQUALNET PREFERRED STOCK

          As noted above, the EqualNet Preferred Stock represents a significant component of the consideration for the sale of the Debtors' assets. Under
Section 3(e) of the Purchase Agreement, EqualNet was not obligated to provide the Debtors on the Closing Date with Preferred Stock which had been registered under the Securities Act of 1933, as amended ("Securities Act"), nor was EqualNet obligated to register the Preferred Stock, or after conversion, EqualNet Common Stock, at any certain time in the future. Therefore, until the Preferred Stock or Common Stock was registered, the Debtors delivered a "No Action" Letter from the SEC, or there existed a Final Order of the Bankruptcy Court providing that the EqualNet Stock would be exempt from registration under the Securities Act and any state law pursuant to Section 1145 of the Bankruptcy Code, the EqualNet Stock would bear a legend indicating that the shares were "restricted" and could not be sold in the open market or otherwise transferred, pledged or hypothecated by the Debtors (except that the Debtors were able to grant to Greyrock, which retained a security interest in the EqualNet Stock as proceeds of its collateral, a security interest in the EqualNet Stock to secure the Greyrock Facility) until such time that the resale and transfer of such stock was registered under the Securities Act.

          However, pursuant to the Purchase Agreement, conversion of the Preferred Stock into Common Stock is at the option of the Debtors. Moreover, the Debtors had the right to demand that EqualNet undertake the registration of the EqualNet Stock. In January 1999 the Debtors made such a demand on EqualNet. EqualNet included the shares of EqualNet Preferred Stock in a number equal to the number of shares of Common Stock upon conversion in the Registration Statement which it filed on March 31, 1999.

          2.   DESCRIPTION OF EQUALNET COMMON STOCK

          The EqualNet Common Stock has a par value of $.01 and is currently traded on NASDAQ. [As a result of the conversion of the EqualNet Preferred Stock and the inclusion of the Common Stock in the Registration Statement, the Debtors hold or will hold 2,067,070 shares of freely tradable EqualNet Common Stock.] [Moreover, as a result of a settlement of the Judgment, the Debtors received __________ additional shares of registered EqualNet Common Stock.]

          3.   LIQUIDATION OF EQUALNET STOCK

          [TO BE INSERTED - DISCUSSION OF MOTION FOR ORDER APPROVING METHOD FOR LIQUIDATING STOCK AND INVESTMENT GUIDELINES.] However, there can be no guarantee that the Debtors will be able to timely liquidate the EqualNet Stock in light of the relatively thin market for such shares and the potential for delisting by NASDAQ. See Section IX. B.- "Risk Factors - Risks Related to EqualNet."

                          V. THE PLAN OF REORGANIZATION

          The Debtors believe that through the Plan, holders of Allowed Claims will more likely obtain a recovery from the Estates of the Debtors than any recovery which would be available if the assets of the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

          The Plan, the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement, each of which is attached as an Exhibit hereto, form part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan and the two Agreements.

     A.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

          1.   GENERAL

          The Plan identifies a concept of Estate Cash, which is defined as the aggregate Cash in all of the Debtors' Estates from operations, the sale of assets or any other source. Distributors to Allowed Administrative Expense Claims, including the Claims of Professionals, Allowed Miscellaneous Secured Claims and Allowed Classified Priority Claims will be made from Estate Cash (and subject to the limitations set forth in Section 3.03 of the Plan, from Litigation Proceeds) without regard to the particular Estate from which a specific Claim arose. Except with respect to such payments, the individual Estates of STEL, Addtel and Consolidated USC will be recognized.

          The Plan classifies Claims and Interests separately and provides different treatment for different Classes of Claims and Interests in accordance with the Bankruptcy Code. As described more fully below in this Section V.A., the Plan provides, separately for each Class, that Holders of certain Claims will receive various amounts and types of consideration based on the different rights of the Holders of Claims of each Class and based on the agreement with respect to Administrative Claims and the negotiated settlement of inter-Debtor Claims and allocation issues, each as approved by the Court. Holders of Interests will receive no distribution under the Plan.

          An Allowed Claim is classified in a particular Class only to the extent that the Allowed Claim qualifies within the description of the Class and is classified in a different Class to the extent the Claim qualifies within the description of that different Class.

          2.   ADMINISTRATIVE EXPENSE CLAIMS

          Administrative Expense Claims consist of all claims for a cost or expense of administration of any of the Debtors' Cases allowable under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the fees and expenses of Professionals, (b) the US Trustee Fees, and (c) a Claim given the status of an Administrative Expense Claim by Final Order of the Bankruptcy Court (including the fees under Section 503(b) of the Bankruptcy Code as which the Inter-Debtor Settlement Agreement, as approved by the Court, granted administrative expense status). In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims have not been classified.

          Pursuant to the Plan, each Allowed Administrative Expense Claim will be paid 100% of the unpaid Allowed amount of the Administrative Expense Claim on the Initial Distribution Date, the next Distribution Date after the date on which the Claim becomes Allowed, or another date agreed to by the Liquidating Officer and the Holder. However, if the Administrative Expense Claim is subject to the Administrative Expense Treatment Agreement or a similar agreement, the Claim will be accorded treatment under such agreement, as described in Section IV.D.2. -"The Administrative Expense Treatment Agreement".

          If any Administrative Expense Claimant enters into the Administrative Expense Treatment Agreement or a similar agreement, and receives the minimum payment agreed - to thereunder, such payment shall be in full satisfaction of such Holder's Claim and the Holder may not pursue any means against the Debtors or any other entity to recover the outstanding balance of such Claim.

          The Debtors estimate that Allowed Administrative Expense Claims, other than those for Professionals and US Trustee Fees, will total approximately [$2,000,000] The Debtors estimate that Professionals' Claims through the Effective Date will total approximately [$4,000,000].

          While over $15,000,000 in Administrative Expenses relating to the ordinary business operations of the Debtors during the Chapter 11 Case was paid during the pendency of the Cases, due to the requirements of the Bankruptcy Code, Professionals have received no payments for their services or reimbursement of their expenses, despite their efforts on behalf of the Estates.

          Administrative Expense Claims are not Impaired under the Plan. Claimants who are not party to the Administrative Expense Treatment Agreement or a similar agreement will receive 100% on their Claims. Parties to the Administrative Expense Treatment Agreement or a similar agreement have agreed to accept the treatment provided thereunder and are, therefore, unimpaired.

          3.   CLASSES 1-A THROUGH 1-C - MISCELLANEOUS SECURED CLAIMS

          Class 1-A consists of Secured Claims against STEL; Class 1-B consists of Secured Claims against Addtel; and Class 1-C consists of Secured Claims against Consolidated USC. Claims in these classes are claims which were (a) secured in whole or part, as of the Petition Date, by a lien which is valid, perfected and enforceable under applicable law on property on which the Estate has an interest and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under Section 553 of the Bankruptcy Code, but, with respect to both case (a) and (b), only to the extent of the particular Estate's interest in the value of the assets of property securing any such Claim or the amount subject to setoff, as the case may be.

          Under the Plan, on the Initial Distribution Date, at the discretion of the Debtors and the Committee, each Holder of an Allowed Miscellaneous Secured Claim will receive in full satisfaction of the Claim (i) the property securing the Claim, (ii) a cash payment from Estate Cash equal to the Allowed amount of the Secured Claim, or (iii) other treatment as to which the Debtors, the Committee and the Holder have agreed.

          The Debtors estimate that Allowed Miscellaneous Secured Claims in Classes 1-A, 1-B and 1-C in the aggregate will be de minimus.

          Class 1-A through Class 1-C Miscellaneous Secured Claims are not Impaired under the Plan; therefore, the votes of the Holders of Claims in Class 1-A, Class 1-B and Class 1-C are not being solicited.

          Liquidating STEL may contest or defend itself against any effort to enforce a Secured Claim after Confirmation, even if the Debtors did not object to the Claim before Confirmation. Unless a Secured Claim is paid in full on or before the Initial Distribution Date, the lien will survive Confirmation and the Debtor's discharge and any transfer of the underlying property and will remain enforceable and subject to avoidance.

          4.   CLASS 2-A -- CLASSIFIED PRIORITY CLAIMS

          Class 2-A consists of any and all Claims against any of the Debtors entitled to priority payment under Section 507(a) of the Bankruptcy Code, including, but not limited to, claims for taxes entitled to priority under
Section 507(a)(5) of the Bankruptcy Code, but excluding Administrative Expense Claims. Under the Plan, to the extent that a Holder has not received full payment on account of its Allowed Claim prior to the Initial Distribution Date, on the Initial Distribution Date or the next Distribution Date after the date on which the Classified Priority Claim is Allowed, each Holder of an Allowed Classified Priority Claim will receive full payment from the Estate Cash of the Allowed amount of such Claim in Cash.

          The Debtors estimate that Allowed Classified Priority Claims will total approximately $50,000.

          Class 2-A Classified Priority Claims are not impaired under the Plan, therefore, the votes of Holders of Class 2-A Claims are not being solicited.

          5.   CLASS 3-A THROUGH 3-C -- GENERAL UNSECURED CLAIMS

          Class 3-A through Class 3-C consist of all Claims other than Administrative Expense Claims, Classified Priority Claims, Secured Claims and Intercompany Claims, including, but not limited to any Claim arising from the rejection of all executory contracts or unexpired leases under Section 365 of the Bankruptcy Code. Class 3-A consists of General Unsecured Claims against STEL; Class 3-B consists of General Unsecured Claims against Addtel; Class 3-C consists of all General Unsecured Claims against Consolidated USC.

          The distributions to be made to Holders of Allowed Class 3 Claims, as well as the timing of those distributions, reflect the agreements reached by the Creditor Representatives included in the Inter-Debtor Settlement Agreement, as approved by the Bankruptcy Court, and as subsequently amended by the Administrative Expense Treatment Agreement. The distributions to Holders of Allowed Class 3 Claims consist of three components: (a) Cash Proceeds, which is comprised of the Class 3 Claimants' share of Estate Cash; (b) Preference Proceeds, which consists of the proceeds from Preference Causes of Action, net of litigation costs and the USC Preference Amount, and (c) Litigation Proceeds, which consists of the proceeds, net of litigation expenses including the $100,000 initial funding from the Estates, received on account of any Causes of Action, including Preference Causes of Action, belonging to the Debtors' Estates.

          As a result of modifications to the Inter-Debtor Settlement Agreement incorporated in the Administrative Expense Treatment Agreement, under certain circumstances the full amount of net Litigation Proceeds may not be distributed on account of Allowed Class 3 Claims. If Estate Cash is sufficient to provide a 50% recovery of Professionals' Allowed fee and expense Claims, but insufficient to pay 80%, Litigation Proceeds will be shared equally between the Professionals and Class 3 Claimants until the Professionals achieve an 80% recovery.

          Moreover, if the Estate Cash is insufficient to make the distributions required with respect to Allowed Administrative Expense Claims, Litigation Proceeds may be applied to satisfy the shortfall, provided, however, that the Litigation Proceeds will be applied according to the Administrative Expense Claims arising in the corresponding Estate.

          The first $1,500,000 of the Cash Proceeds distributed to all Class 3 Claimants with Allowed Claims will be delivered in the order and according to the formula set forth in the Administrative Expense Treatment Agreement as described in Section IV.D.3 - "The Administrative Expense Treatment Agreement." After all Allowed Administrative Expense Claims (including the Claims of all Professionals), Allowed Miscellaneous Secured Claims and Allowed Classified Priority Claims have been satisfied pursuant to the Plan or the Administrative Expense Treatment Agreement, any remaining Estate Cash, including any surplus from reserves, will be distributed as Cash Proceeds to Holders of Allowed Class 3 Claims. All Cash Proceeds distributed on account of Allowed Class 3 Claims will be allocated between and among Class 3-A, Class 3-B and Class 3-C in accordance with the Inter-Debtor Settlement Agreement, that is, 42% to Class 3-A, 42% to Class 3-B and 16% to Class 3-C. Similarly, Litigation Proceeds and Preference Proceeds will be allocated between and among Class 3-A, 3-B and 3-C in accordance with the Inter-Debtor Settlement Agreement.

          Therefore, under the Plan, each Holder of an Allowed Class 3-A Claim will receive in full satisfaction of its Claim, its Pro Rata share of the STEL General Unsecured Claim Distribution Amount which is the sum of 42% of the Cash Proceeds, 85% of the Litigation Proceeds and 42% of the Preference Proceeds. The distribution will be made on (a) the Initial Distribution Date or the next
Distribution Date following the date on which such Class 3-A Claim becomes an Allowed Claim and (b) subsequent Distribution Dates. Distributions to Holders of Allowed Class 3-A Claims based on ownership of the 10% Convertible Notes will be subject to the lien rights of the Indenture Trustee as set forth in the Indenture.

          Under the Plan, each Holder of an Allowed Class 3-B Claim will receive in full satisfaction of its Claim, its Pro Rata share of the Addtel General Unsecured Claim Distribution Amount which is the sum of 42% of the Cash Proceeds, 5% of the Litigation Proceeds and 42% of the Preference Proceeds. The distribution will be made on (a) the Initial Distribution Date or the next
Distribution Date following the date on which such Class 3-B Claim becomes an Allowed Claim and (b) subsequent Distribution Dates.

          Under the Plan, each Holder of an Allowed Class 3-C Claim will receive in full satisfaction of its Claim, its Pro Rata share of the Consolidated USC General Unsecured Claim Distribution Amount which is the sum of 16% of the Cash Proceeds, 10% of the Litigation Proceeds, 16% of the Preference Proceeds, plus the first $50,000 recovered on Preference Causes of Action, if any, net of fees and expenses of Litigation Counsel and any amounts required for re-funding of the Expense Reserve (paid upon a determination that such excess amount exists) , and up to $50,000 from the Professionals' Fee Reduction which was a component of the Inter-Debtor Settlement Agreement. The distribution will be made on (a) the Initial Distribution Date or the next Distribution Date following the date on which such Class 3-C Claim becomes an Allowed Claim and (b) subsequent Distribution Dates, except that the $50,000 from preference litigation recoveries will be paid only upon obtaining such a recovery and the $50,000 contribution from the Professional Fee Reduction will be paid only if and when the Professionals receive a 92.5% recovery on their fees and expenses.

          [The Debtors estimate that Allowed Class 3-A Claims will total $___________, Allowed Class 3-B Claims will total $_______________ and Allowed Class 3-C Claims will total $___________________.]

          Classes 3-A through 3-C General Unsecured Claims are impaired under the Plan. Holders of Class 3-A, Class 3-B and Class 3-C Claims are being provided with an opportunity to vote to accept or reject the Plan.

          6.   CLASS 4-A INTERCOMPANY CLAIMS

          Class 4-A consists of all Claims held by any Debtor (or any subsidiary or Affiliate thereof) against any and all other Debtors (or any subsidiary or Affiliate thereof) including, but not limited to, all derivative claims asserted by or on behalf of one Debtor against another. Under the Plan, Holders of Class 4-A Claims will receive no distribution and retain no rights or property under the Plan on account of their Claims. The Intercompany Claims will be canceled on the Effective Date.

          The Holders of Class 4-A Claims are Impaired under the Plan. Since the Holders of Class 4-A Claims will receive no distribution and retain no rights or Property on account of their Claims, they are presumed to have rejected the Plan. The solicitation of votes from such Holders is not required under the Bankruptcy Code.

          7.   CLASS 5-A STEL PREFERRED STOCK INTEREST

          Class 5-A consists of all the equity or ownership interests in the preferred stock of STEL. Under the Plan, Holders of Class 5-A STEL Preferred Stock Interests will receive no distribution and retain no rights or property under the Plan on account of their Interests. The STEL Preferred Stock Interests will be canceled on the Effective Date.

          The Holders of Class 5-A Interests are Impaired under the Plan. Since the Holders of Class 5-A Interests will receive no distribution and retain no rights or property, they are presumed to have rejected the Plan. The solicitation of votes from such Holders is not required under the Bankruptcy Code.

          8.   CLASS 6-A STEL COMMON STOCK INTERESTS

          Class 6-A consists of all the equity or ownership interests in STEL, including, but not limited to, the common stock of STEL. Under the Plan, Holders of Class 6-A STEL Common Stock Interests will receive no distribution and retain no rights or property under the Plan on account of their Interests. The STEL Preferred Stock Interests will be canceled on the Effective Date.

          The Holders of Class 6-A Interests are Impaired under the Plan. Since the Holders of Class 6-A Interests will receive no distribution and retain no rights or property, they are presumed to have rejected the Plan. The solicitation of votes from such Holders is not required under the Bankruptcy Code.

          9.   CLASS 7-A SUBSIDIARY COMMON INTERESTS

          Class 7-A consists of all the equity or ownership interests of one Debtor in any other Debtor. Under the Plan, Holders of Class 7-A Subsidiary Common Stock Interests will receive no distribution and retain no rights or property under the Plan on account of their Interests. The Subsidiary Common Stock Interests will be canceled on the Effective Date.

          The Holders of Class 7-A Interests are Impaired under the Plan. Since the Holders of Class 7-A Interests will receive no distribution and retain on rights or property, they are presumed to have rejected the Plan. The solicitation of votes from such Holders is not required under the Bankruptcy Code.

     B.   SUMMARY OF OTHER PROVISIONS OF THE PLAN

          1.   LIQUIDATING STEL AND LIQUIDATING OFFICER

          The Debtors are no longer operating and have not operated or engaged in business since July 22, 1998. The Plan provides for the liquidation of all of the remaining assets of the Debtors. The Debtors shall be continued as Liquidating STEL as set forth in Section 10.04 of the Plan for the limited purpose of implementing the Plan and shall act through the Liquidating Officer. On the Effective Date of the Plan all property of the Debtors remaining after the Initial Distribution will vest with Liquidating STEL, including without limitation, all (i) Cash, (ii) EqualNet Stock, (iii) non-cash assets, (iv) all Causes of Action belonging to the Estates and (v) all other property and assets of the Debtors; provided, however, that all Causes of Action, including Preference Causes of Action, shall be pursued by Litigation Counsel and any recoveries from such litigation will be distributed in accordance with the Plan, including the provisions of the Inter-Debtor Settlement Agreement and the Administrative Expense Treatment Agreement. The Liquidating Officer shall have the right to abandon any assets in accordance with Section 554 of the Bankruptcy Code, after notice and a hearing before the Bankruptcy Court. The rights, responsibilities and scope of liability of the Liquidating Officer will be set forth in detail in the Confirmation Order.

          2. RETENTION OF RIGHTS TO PURSUE CAUSES OF ACTION AND APPOINTMENT OF LITIGATION COUNSEL.

          By order of the Bankruptcy Court dated __________, 1999, ___________ was appointed Litigation Counsel to investigate, evaluate and pursue all Causes of Action belonging to the Estates, other than Preference Causes of Action, for the benefit of all of the Debtors' Estates. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, the Litigation Counsel (as representative of the Debtors' Estates) will retain and have the exclusive right to enforce against any Person any and all Causes of Action (including, without limitation, all Causes of Action arising under Sections 510, 544, 545, 546, 547, 548, 549, 550 and 553 of
the Bankruptcy Code or otherwise arising under the Bankruptcy Code and/or those arising under other applicable law) that arose before the Effective Date, including all Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to the Plan.

          The Litigation Counsel's actions will initially be funded with an advance of $100,000 from the Estates. Litigation costs, including fees and expenses of Litigation Counsel, above the initial $100,000 shall be funded solely from litigation recoveries. The initial $100,000 advance shall be repaid to the Estates, from litigation recoveries, from Causes of Action, including Preference Causes of Action, net of all litigation costs including fees and expenses of Litigation Counsel (unless the Professional Fee Reduction becomes effective, in which case it shall be funded from the Professional Fee Reduction). Litigation Counsel will have the discretion to decide which, if any, Causes of Action should be pursued. There can be no guarantee, however, that Litigation Counsel will commence any actions or otherwise pursue any of the Causes of Action, including Preference Causes of Action. Even if litigation is commenced with respect to certain Causes of Action, including Preference Causes of Action, there can be no guarantee that the litigation will result in any recovery by the Litigation Counsel or a recovery net of expenses sufficient to provide a distribution of Litigation Proceeds or Preference Proceeds.

          Nothing set forth in this paragraph or elsewhere in the Plan or Disclosure Statement will in any way restrict or otherwise effect the right of a Holder of an Allowed Administrative Expense Claim to pursue an action under
Section 506(c) of the Bankruptcy Code.

          3.   SUBSTANTIVE CONSOLIDATION

          The  Plan   contemplates   and  is  predicated  upon  the  substantive
consolidation of USC, LDN, Uniquest, NATC and SWLDN into a single entity, referred to as Consolidated USC or the Consolidated Debtors, for purposes of Confirmation, consummation and implementation of the Plan. As a result of such consolidation, on the Effective Date: (i) all Intercompany Claims held by any one Consolidated Debtor against another will be canceled and no distribution will be made on account thereof; (ii) all assets, and all proceeds, and all liabilities of the Consolidated Debtors will be merged into Consolidated USC;
(iii) any obligation, including any guarantee, of any of the Consolidated Debtors will be merged and treated as a single claim against Consolidated USC;
(iv) all joint obligations of the Consolidated Debtors or multiple Claims against them shall be merged into a single obligation or Claim; (v) any Proof of Claim Filed against in any of the Consolidated Debtors' Cases will be deemed Filed against Consolidated USC; (vi) all duplicative Claims Filed against any of the Consolidated Debtors will be expunged so that only one Claim survives; (vii) all Interests of one Consolidated Debtor in another will be deemed automatically canceled; and (ix) for purposes of setoff under Section 553 of the Bankruptcy Code, all Consolidated Debtors shall be deemed a single entity, so that debts due to one may be offset against Claims against that or any other Consolidated Debtor.

          4.   ADMINISTRATIVE EXPENSE CLAIMS BAR DATE

          The Debtors have established a bar date for the submission of requests for payment of Administrative Expense Claims which applies to all Holders of Administrative Expense Claims other than those for Professional fees and expenses and US Trustee Fees. The Administrative Claims Bar Date is
____________. No requests for payment need to be filed on account of U.S. Trustee Fees or ordinary course business expenses incurred during the wind-down of the Debtors' business or after Confirmation of the Plan unless a dispute exists. If the Liquidating Officer has made all of the payments due under the Administrative Expense Treatment Agreement, the Liquidating Officer may pay any expenses accruing after the Effective Date without any application to or approval of the Bankruptcy Court, provided, however, that the refunding of Litigation Counsel's efforts and the payment of Litigation Counsel's expenses, including fees, from Litigation recoveries will not be subject to this restriction regarding payment of Administrative Expense Claims.

          If a Holder of an Administrative Expense Claim fails to File a request for payment on or before the Administrative Expense Claims Bar Date, the Holder will be permanently barred from doing so or attempting to enforce any claim against the Debtors or Liquidating STEL thereafter.

          5. FILING OF APPLICATIONS BY PROFESSIONALS FOR COMPENSATION AND REIMBURSEMENT OF EXPENSES

          None of the Professionals have received any payment of fees or reimbursement of expenses since the Petition Date. The Debtors have established ___________ as the last date by which applications for Professional compensation and reimbursement of expenses (the "Fee Applications") from the Petition Date through ___________ must be filed by Professionals, Settlement Professionals and those seeking compensation pursuant to Section 503(b)(3) through (b)(5) of the Bankruptcy Code. A hearing on Fee Applications will be held _____________. Pursuant to the order establishing the dates governing such applications, for the period from [the last date covered by the initial Fee Applications] through the Confirmation Hearing, Professionals must file monthly statements of fees and expenses. Reserves in the aggregate amount of these monthly statements will be established at the Confirmation Hearing and a hearing to consider applications based on these monthly statements will take place as soon thereafter as feasible.

          Fee Applications must be Filed with the Bankruptcy Court and served on: (a) White & Case, 1155 Avenue of the Americas, New York, NY 10036, Attn:
Andrew DeNatale; (b) The Bayard Firm, 919 Market Street, 16th Floor, Wilmington, Delaware 19899, Attn: Scott Cousins; (c) Kelley, Drye & Warren,101 Park Avenue, New York, NY 10178, Attn: Mark Bane; (d) Saul, Ewing, 222 Delaware Avenue, Suite 1200, Wilmington, DE 19810, Attn: Norman Pernick, and (e) Office of the United States Trustee, 601 Walnut Street, Suite 950 West, Philadelphia, PA 19106, Attn:
Daniel K. Astin. Notice of filing of Fee Applications shall be given to all parties-in-interest which have requested notice in the Debtors' cases no later than 20 days prior to the hearing on the Fee Applications.

          6.   CONDITIONS TO EFFECTIVE DATE AND CONSUMMATION OF THE PLAN

          The Effective Date will occur after each of the following conditions has been satisfied or duly waived:

          (a) An order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code shall have been entered.

          (b) The Confirmation Order shall have been entered and shall have become a Final Order.

          (c) The articles of incorporation and by-laws of Reorganized STEL shall have been amended to the extent necessary to effect or permit each of the transactions contemplated in the Plan.

          (d) All documents required to be delivered under the Plan on or prior to the Effective Date shall have been executed and delivered by the parties thereto.

          (e) The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) authorizing and directing the Debtors and Liquidating STEL to take all actions necessary or appropriate to enter into, implement and consummate any contracts, instruments, releases, indentures and other agreements or documents created or adopted in connection with the Plan.

          (f) The USC Telecom Note shall have been paid-off in full, or Cash in an amount equal to the outstanding amount of the USC Telecom Note shall have been placed in an escrow account in favor of Greyrock, or such condition shall have been waived by Greyrock.

          (g) The Debtors must have made payments to Holders of Allowed Claims entitled to be paid in full on or before the Effective Date and must have made the required payments to Holders of Claims governed by the Administrative Expense Treatment Agreement or similar agreements; and the payments to Professionals must have totaled at least 50% of their then Allowed Professional fees and expenses.

          (h) All authorizations, consents and regulatory approvals required, if any, in connection with the effectiveness of the Plan shall have been obtained.

          The Debtors may waive, by a writing signed by an authorized representative and subsequently Filed with the Bankruptcy Court, one or more of the conditions to Confirmation of the Plan; provided, that the Debtors must obtain the prior written consent of Greyrock in order to waive the condition regarding payment of the USC Telecom Note and the prior written consent of all Holders of Administrative Expense Claims who are to receive distributions in an amount less than the payments set forth in the Administrative Expense Treatment Agreement or similar agreement with respect to payments which must be made prior to the effectiveness of the Plan.

          The Initial Distribution under the Plan shall be made on or before the Effective Date, but, if made on the Effective Date shall be deemed to have been made prior to the Plan becoming effective. The Filing with the Bankruptcy Court of a certificate of the Liquidating Officer to the effect that the conditions in
Section 12.01 of the Plan have been met or waived and that Liquidating STEL has substantially performed the obligations required under the Plan to be performed by it on or before the Effective Date shall establish conclusively that the Plan has been substantially consummated.

          If the foregoing conditions have not been met or waived by the date which is 180 days after the date of the hearing to approve the Disclosure Statement (the "Conversion Date"), the Debtors shall convert the Cases to cases under Chapter 7 of the Bankruptcy Code and a distribution of all available assets will be made pursuant to the provisions applicable to a Chapter 7 Case under the auspices of a Chapter 7 trustee or trustees. Such distributions will be made without regard to the Inter-Debtor Settlement Agreement, the Administrative Expense Treatment Agreement or similar agreements, provided, however that the rights of parties in interest to pursue actions under Section 506(c) of the Bankruptcy Code shall be preserved; and further provided that the WorldCom Settlement Agreement will survive the Conversion Date. The Debtors, with the consent of the Committee, the Creditor Representatives and the U.S. Trustee may extend the Conversion Date.

          7.   RESERVE FOR ESTIMATED EXPENSES

          Prior to making any distributions under the Plan from Estate Cash or Litigation Proceeds with respect to professional fees, the Debtors will fund an Expense Reserve for the payment of any expenses then unpaid or anticipated to be incurred by the Liquidating Officer in performing the obligations under the Plan and otherwise winding up the Debtors' business. The Expense Reserve will be funded from all Cash in the Debtors' Estates, including Estate Cash, Preference Proceeds and Litigation Proceeds in that order, at the time the Reserve is initially funded. If the Reserve is thereafter re-funded with the consent of the Bankruptcy Court, the refunding will be made from all Cash then in the Debtors' Estates, including Estate Cash, Preference Proceeds and Litigation Proceeds in that order. Any surplus will be distributed to Holders of Allowed Claims in accordance with the provisions of the Plan.

          8.   PROVISIONS RELATING TO DISPUTED CLAIMS

          The Debtors or any party in interest may object to any claim, except a Claim which is Allowed pursuant to the Plan. Any objection to a General Unsecured Claim must be filed and served on the Holder thereof, the Committee and the Debtors (if the context requires), on the later of (a) 120 days before the initial date set for the Confirmation Hearing, (b) 30 days after the filing of the Proof of Claim giving rise to the objection or (c) such other date as is set by the Bankruptcy Court. Objections to Administrative Expense Claims, Miscellaneous Secured Claims and Classified Priority Claims will be made by the Debtors no later than 60 days before the date originally set for the Confirmation Hearing or such other date as the Court may set. To the extent that the Debtors or the Committee have not filed objections to Claims prior to Confirmation, the Debtors may ask the Court to allow the Liquidating Officer to pursue such claims' objections subsequent to Confirmation.

          The Debtors anticipate that, in conjunction with the Committee, they will object to duplicate claims and will move for reassignment of certain Claims prior to the Confirmation Date.

          The Debtors or the Liquidating Officer will create separate reserves with respect to Disputed Claims in each Class. Each reserve will hold the property which would otherwise be distributed to the Holder of a Disputed Claim. The Debtors or the Liquidating Officer may seek an order on notice to the Holder from the Bankruptcy Court estimating the Disputed Claim for purposes of creating the reserve. Funds held in a reserve, to the extent practical, will be held in an interest bearing account or invested in accordance with the Investment Order, as such may be amended by the Bankruptcy Court.

          When a Disputed Claim is Allowed by Final Order, in whole or in part, the Debtors or the Liquidating Officer, as the context requires, shall make a distribution to the Holder on the next Distribution Date.

          After resolution of all Disputed Claims of a particular Class, any surplus remaining in the reserve maintained on account of such Class will be distributed to Holders of Allowed Claims in accordance with the provisions of the Plan.

          9.   DUPLICATE CLAIMS OR CLAIMS ASSERTED AGAINST IMPROPER DEBTOR.

          The assets and liabilities of USC, LDN, NATC, SWLDN and Uniquest will be combined into Consolidated USC. Duplicate Claims Filed against these entities will be automatically expunged so that only one Claim survives against Consolidated USC. Duplicate Claims by a single Holder against STEL, Addtel and/or Consolidated USC will be reviewed to determine against which single Estate the Claim should properly be asserted. The Debtors will seek an order, on notice to the Holder, expunging the duplicate Claim or Claims. Similarly, certain Claims appear to have been asserted against the incorrect Debtor. The Debtors, in conjunction with the Committee, will seek an order, on notice to the Holder, reassigning any such Claim to the proper Estate.

          10.  UNCLAIMED PROPERTY

          Unclaimed Property is any property that was distributed to a Claimant but (a) remain unclaimed or (b) is returned as undeliverable with no forwarding address within 180 days following distribution. However, if the distribution was made by the issuance of a check and such check is not negotiated within 90 days of issuance, the check will be deemed Unclaimed Property. Requests for reissuance of a voided check must be made within 180 days of the date of issuance. All Unclaimed Property reverts to and revests in Liquidating STEL without regard for escheatment or similar laws. Unclaimed Property will become available for distribution to Holders of Allowed Claims in accordance with the terms of the Plan.

          11.  UNEXPIRED LEASES AND EXECUTORY CONTRACTS

          Any unexpired leases or executory contracts that have not been assumed or rejected by the Debtors prior to Confirmation are deemed rejected as of the date the Confirmation Order becomes a Final Order. Moreover, unless otherwise agreed between the parties, any contract, lease or other agreement not terminated in accordance with its terms prior to the Confirmation Date is deemed rejected as of the date the Confirmation Order becomes a Final Order. Any party objecting to such rejection must File and serve on the Debtors and the Committee its written objection no later than 20 days prior to the date first scheduled for the Confirmation Hearing. Any party to a lease or contract rejected pursuant to the Plan, must File a Proof of Claim for damages arising from the rejection of such lease or contract no later than 30 days after the date on which the Confirmation Order becomes a Final Order, unless the Bankruptcy Court sets another date.

          12.  TIMING AND METHOD OF DISTRIBUTIONS

          An initial distribution of property to Holders entitled to receive a distribution will be made to Holders of Allowed Claims (or to the Indenture Trustee in the case of Holders of 10% Convertible Notes) by the Debtors or the Liquidating Officer on or before the Effective Date. On that date, Holders of Allowed Claims entitled to be paid in full in Cash will receive payment in full satisfaction of their Claims. In addition, parties to the Administrative Expense Treatment Agreement or similar agreement with Allowed Claims will receive the payments in the order and amounts set forth in the relevant agreement. See
Section IV.D.3. - "The Administrative Expense Treatment Agreement." Holders of Allowed General Unsecured Claims in Classes 3-A through 3-C will receive
distributions   in  accordance   with  the  payment   scheme   outlined  in  the
Administrative Expense Treatment Agreement, but the distributions will be allocated in accordance with the Inter-Debtor Settlement Agreement. See Section IV.D.1. - "The Inter-Debtor Settlement Agreement."

          On or before the Initial Distribution Date, the Debtors or the Liquidating Officer will also establish the Expense Reserve and the reserves for the Classes of Disputed Claims.

          Subsequent distributions will be made on additional Distribution Dates which will occur no less frequently than every 90 days but only if Liquidating STEL has at least $250,000 in the aggregate available to distribute. A Final Distribution will be made no later than the date which is 120 days after the date on which all Disputed Claims have been resolved or all assets including all Causes of Action, have been monetized.

          13.  DISTRIBUTION   PROVISIONS   RELATING   TO  THE  NOTES  AND  OTHER
               SECURITIES

          Distributions on account of an Allowed Claim based on a security of the Debtor other than the 10% Convertible Notes will be made directly by the
Disbursing  Agent  or the  Liquidating  Officer  to the  Holder  of such  Claim.
Distributions on account of the 10% Convertible Notes, but not the March Debenture or the August Debenture, will be made to the Indenture Trustee for such Notes. The Indenture Trustee will in turn made a further distribution to the Holders of Allowed Claims based on the 10% Convertible Notes in accordance with the Plan provisions. As of the Effective Date, the Indenture will be canceled, but the rights and duties as between the Indenture Trustee and the Noteholders will not be impaired. Distributions made to Holders of 10% Convertible Note Claims will be made subject to the then rights of the Indenture Trustee under the Indenture for payment of its fees and expenses including the fees and expenses of its counsel.

          When a distribution is to be made to the Holder of a 10% Convertible Note or other security, the instrument evidencing such obligation must be provided to the Debtors or the Liquidating Officer prior to the distribution being made. If the instrument was lost, stolen or mutilated, the Holder must provide an affidavit and indemnity with respect to such instrument. Each Holder of 10% Convertible Notes must surrender its Notes to the Indenture Trustee, which in turn, will surrender them to the Debtors or the Liquidating Officer. Each Holder of any other security, including the March Debenture, the August Debenture, the Greyrock Facility and the EqualNet Facility, must surrender the relevant instrument directly to the Debtors the Liquidating Officer. All such instruments will be canceled as of the Effective Date.

          Similarly, as of the Effective Date, all Interests in any of the Debtors including any options, warrants, calls, subscriptions or similar rights or agreements will be canceled with the exception that the shares in Liquidating STEL issued upon the mergers discussed in Section 10.04 of the Plan will be held by the Liquidating Officer until the Final Decree is issued, at which time these shares will be canceled. Instruments evidencing such Interests need not be returned to the Debtors or the Liquidating Officer.

          14.  FRACTIONAL DOLLARS AND SHARES

          Payments of fractions of dollars will not be made; rather, the actual payment will be rounded up or down to the nearest dollar, with half dollars rounded down.

          15.  DEMINIMIS DISTRIBUTIONS

          On any Distribution Date including the final Distribution Date, no Cash payment of less than five ($5.00) dollars will be made. On any Distribution Date prior to the final Distribution Date, entitlement to distribution in such amount will be recorded and the funds will be reserved. If the aggregate distribution to any Holder exceeds these threshold levels on a subsequent Distribution Date, the aggregate amount will be distributed to such Holder.

          16.  MERGER OF CORPORATE ENTITIES

          As of the Effective Date, the following mergers will be effective and effectuated pursuant to the Confirmation Order without any further action by the directors or shareholders of any of the Debtors: (i) Addtel and Consolidated USC will be merged into STEL, and the surviving entity will be known as Liquidating STEL; and (ii) any Affiliate of the Debtors may be merged into STEL or be dissolved. To the extent that the Plan requires certain actions to be taken on or before the Effective Date, including the making of certain payments, such actions or payments shall be deemed to have been made prior to the mergers referred to in this paragraph. The appropriate certificate of merger will be filed and all other actions necessary to effectuate the mergers under Delaware law will be taken. Simultaneous with the cancellation of the Debtors' Common Stock, Liquidating STEL will issue 100 shares of authorized stock to the Liquidating Officer which will hold this stock until the final Decree is issued at which time such shares will be canceled. Promptly after the issuance of the Final Decree, Liquidating STEL will be dissolved and the Board of Directors will be dismissed. Any actions needed to effectuate the dissolution will be taken by Liquidating STEL or the Liquidating Officer.

          17.  DISCHARGE AND RELEASE PROVISIONS

          The distributions and rights under the Plan will completely satisfy, discharge and release, as of the Effective Date, all Claims against and Interests in any of the Debtors, except for any liens continuing pursuant to
Section 5.01(a) of the Plan. As of the Effective Date, the Confirmation Order will provide a discharge and release of any all debts of and Claims against any and all of the Debtors that arose any time before the Confirmation Date regardless of whether a Proof of Claim was filed, the Claim was allowed pursuant to Section 502 of the Bankruptcy Code, or the Holder voted for or against the Plan. Such discharge and release will also operate as an injunction against any entity commencing or continuing any action or employing any process or other actions to collect or recover on any Claim within the parameters of the Plan, provided, however, that nothing contained in the Plan will effect the right of a Holder of an Allowed Administrative Expense Claim from pursuing an action pursuant to Section 506(c) of the Bankruptcy Code.

          The Confirmation Order will act as an injunction against any entity from enforcing or attempting to enforce any Cause of Action against any present or former officer, director, employee, attorney, accountant, financial advisor, investment banker or agent of any of the Debtors as well as the Estates, Liquidating STEL, the Liquidating Officer, Litigation Counsel, the Settlement Professionals, the Committee, all members of the Committee in their capacity as Committee members, the Indenture Trustee, Greyrock, only in its capacity as Prepetition Lender, and all professionals retained by the Committee or any such person based on, arising from or relating to, any act, omission or other occurrence in connection with the Plan, the Chapter 11 Cases or the business operations of the Debtors' during the Cases.

          On the Effective Date, the Debtors will release and discharge all present and former directors, officers, employees, attorneys, accountants, financial advisors, investment bankers, and agents of, or acting for, the Debtors or the Estates, Liquidating STEL, the Liquidating Officer, Litigation Counsel, the Settlement Professionals, the Committee, all members of the Committee in their capacity as Committee members, the Indenture Trustee, Greyrock, but only in its capacity as Prepetition Lender, and all professionals retained by the Committee (each a "Released Person") from any and all Causes of Action existing as of the Effective Date arising from, based on or relating to actions taken or omitted to be taken in good faith under or in connection with, the Plan, in connection with the Chapter 11 Cases or the operation of the Debtors business during the Cases. Such release will be binding on Liquidating STEL. In consideration of the distributions under the Plan, each Holder of a Claim or Interest is presumed to have absolutely, unconditionally, irrevocably and forever released the Debtors, the Estates, Liquidating STEL, and each Released Person, and any entity that may be derivatively liable through any of the foregoing from any Claim or Cause of Action arising from or based on actions taken or omitted to be taken in good faith under or in connection with the Plan, in connection with the Chapter 11 Cases or the operation of the Debtors business during the Cases. The Confirmation Order will also constitute an injunction against any Person attempting to enforce any such Claim or Cause of Action against of the entities receiving a release described in this paragraph.

          18.  EXCULPATION

          Neither the Debtors, Liquidating STEL, the Liquidating Officer, the Estates, Litigation Counsel, the Settlement Professionals nor any present officer, director, employee, agent, attorney, accountant, investment banker or financial advisor to any of them, shall be obligated in any manner under the Plan or in respect thereof or by reason of the filing, negotiation, prosecution, Confirmation, consummation or implementation of the Plan or the attempted restructuring of the indebtedness of the Debtors after the Petition Date or any action taken or not taken in connection therewith. Nor shall any of the foregoing have or incur any liability to any Holder of a Claim or Interest or to any other entity in respect of any matters or information provided or statement made in this Disclosure Statement or omitted therefrom, except that (i) the Debtors and Liquidating STEL will fulfill the obligations set forth in the Plan and (ii) each entity including the foregoing will remain liable for its own willful misconduct or gross negligence. Each entity will be entitled to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan.

          19.  INDEMNIFICATION

          Except as set forth in the following paragraph, all obligations of the Debtors or the Estates to indemnify, or to pay contribution or reimbursement to (whether pursuant to articles of incorporation, by-laws, contractual obligations or any applicable law or otherwise), any of its present or former directors, officers, agents, employees and representatives or any Holder of a Claim or Interest treated in the Plan, or any trustee or agent acting for any such
Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Canceled Securities or any agent, attorney, accountant, financial advisor, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person, that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date in respect of any past, present or future action, suit or proceedings shall be discharged under the Plan, and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement are hereby rejected and terminated

          No obligation of any of the Debtors, whether arising pursuant to law or its articles of incorporation or by-laws or by contract or otherwise, to indemnify, or to pay contribution or reimbursement to, any individual who served as a director or officer of the Debtors at any time during the Chapter 11 Cases shall be (i) discharged or impaired under the Plan, (ii) subordinated under
Section 510 of the Bankruptcy Code or otherwise, or (iii) disallowed. Any such obligation that, under the Bankruptcy Code, has the priority of an Administrative Expense Claim shall be entitled to such priority. No Proof of Claim shall be required to preserve any such obligation. Liquidating STEL shall assume and agree to pay all such obligations and further, shall defend, indemnify and hold harmless each such individual from and against all related claims, damages, losses, liabilities, costs and expenses (including the reasonable fees and disbursements of legal counsel selected and employed by such indemnified person, whether or not suit is brought). However, in addition to any other existing limitation on such indemnity, no individual shall be indemnified in respect of any claim, damages, liability, loss, cost or expense that has been caused by such individual's own willful misconduct or gross negligence.

          20.  INSURANCE

          The Debtors discharge shall not diminish or impair the enforceability of insurance policies which may cover claims against the Debtors or any other Person, including but not limited to present or former officers or directors of any of the Debtors.

          21.  PROVISIONS RELATING TO WORLDCOM

          As discussed above, at the time the Inter-Debtor Settlement Agreement was negotiated, the Debtors and WorldCom agreed upon a process to deal with the litigated issues between them. This agreement was incorporated in the Inter-Debtor Settlement Agreement, as approved by the Bankruptcy Court and has been specifically incorporated into the Plan. The elements of the agreement between WorldCom and the Debtors are set forth in detail in this Disclosure Statement at Section IV.D.1. - "The Inter-Debtor Settlement Agreement."

                     VI. VOTING INSTRUCTIONS AND PROCEDURES

     A.   GENERAL

          Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that will receive distributions under a Chapter 11 plan are entitled to vote to accept or reject the plan. Generally, a claim or equity interest as to which legal, equitable or contractual rights are altered is "impaired." Classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property under a Chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a Chapter 11 are deemed to have accepted the plan and are not entitled to vote thereon.

     B.   HOLDERS OF CLAIMS ENTITLED TO VOTE

          As described above, the Plan categories consist of eight types of Claims and Interests, classified into 7 Classes and divided, where applicable, into three subcategories, A through C, representing STEL, Addtel, and Consolidated USC, respectively. See Section V.A. - "The Plan -- Classification and Treatment of Claims and Interests Under the Plan." The Debtors are seeking the acceptance of the Plan by Holders of General Unsecured Claims against STEL (Class 3-A); Holders of General Unsecured Claims against Addtel (Class 3-B) and Holders of General Unsecured Claims against Consolidated USC (Class 3-C).

          Holders of Miscellaneous Secured Claims against STEL, Addtel and Consolidated USC (Classes 1-A through 1-C), Administrative Expense Claims (not classified) and Classified Priority Claims (Class 2-A) are unimpaired under the Plan and are conclusively presumed to have accepted the Plan.

          The solicitation of acceptance of the Plan from Holders of Intercompany Claims (Class 4-A), STEL Preferred Stock Interests (Class 5-A), Common Stock Interests in STEL (Class 6-A) and Subsidiary Common Stock Interests (Class 7-A) is not required because, under the Bankruptcy Code, such Holders are conclusively presumed to have rejected the Plan. Note, however, that only the Holders of Claims in Classes 3-A through 3-C against which no objections are pending or that are Allowed at the time the vote on the Plan is solicited will have their votes counted, unless the Holder and the Debtor agree otherwise or the Bankruptcy Court so directs.

          A Ballot for purposes of voting to accept or reject the Plan has been enclosed with all copies of this Disclosure Statement mailed to Holders of Impaired Claims in Classes that will receive a distribution under the Plan. Accordingly, this Disclosure Statement (and the Exhibits and attachments hereto), together with the accompanying Ballot and the related materials delivered together herewith, are being furnished to Holders of Claims in Classes 3-A through 3-C. Such materials may not be relied upon or used for any purpose by such Holders other than to determine whether or not to vote to accept or reject the Plan.

     C.   VOTE REQUIRED TO CLASS ACCEPTANCE

          The Bankruptcy Court will determine whether sufficient acceptances have been received to confirm the Plan. A class of impaired claims is deemed to have accepted a Chapter 11 plan if votes to accept the plan have been cast by creditors (other than any entity designated under Section 1126(e) of the Bankruptcy Code) that hold at least two-thirds in dollar amount and more than one-half in number of the allowed claims that cast ballots (other than any entity designated under Section 1126(e) of the Bankruptcy Code) that have accepted or rejected the plan.

          The Debtors also may seek Confirmation of the Plan under Section 1129(b) with respect to Classes 3-A through 3-C, to the extent that any Class rejects, or is deemed to reject, the Plan. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class.

     D.   COUNTING OF BALLOTS FOR DETERMINING ACCEPTANCE OF THE PLAN

          [BSI?] intends to count all Ballots validly executed by the Holders of Impaired Claims entitled to vote, if received prior to the Voting Deadline (as defined below), for purposes of determining whether each Impaired voting Class has accepted or rejected the Plan.

     E.   VOTING DEADLINE

          IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE COMPLETED AS SET FORTH ABOVE AND RECEIVED BY THE VOTING DEADLINE OF __:_0 _.M. EASTERN STANDARD TIME, ON _______ __, 1999 (OR SUCH OTHER DATE TO WHICH THE BANKRUPTCY COURT, ON REQUEST OF THE DEBTORS, EXTENDS SUCH DATE). ANY BALLOT WHICH IS EXECUTED, BUT WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED. YOUR ORIGINAL SIGNATURE IS REQUIRED ON THE BALLOT IN ORDER FOR YOUR VOTE TO COUNT.

          BALLOTS  SHOULD BE MAILED IN THE ENVELOPE  PROVIDED  WITH SUCH BALLOTS
TO:

                                    [address]


OR SENT BY OVERNIGHT COURIER OR HAND DELIVERY TO:

                                    [address]


          Ballots will not be accepted after the Voting Deadline, unless the Bankruptcy Court, at the request of the Debtors, extends the Voting Deadline, in which event the solicitation will terminate at the specified time on such extended date. Except to the extent permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be accepted or used by the Debtors in connection with the Debtors' request for Confirmation of the Plan (or any permitted modification thereof).

          Consistent with the provisions of Rule 3018 of the Bankruptcy Rules, the Bankruptcy Court has fixed the Record Date, i.e., the time and date for the determination of Holders of record of Claims who are entitled to vote on the Plan, as the close of business, Eastern Standard Time, on _______ __, 1999.

     F.   VOTING PROCEDURES

          Prior to the Petition Date, the Debtors did not maintain their books and records in a manner which would enable them to readily determine as to which Debtor any particular creditor's Claim should be attributed. For this reason, the Debtors moved the Bankruptcy Court for an order directing that every creditor which wished to participate in the case must file a proof of claim indicating against which Debtor the Claim was asserted, with the exception of the Holders of the 10% Convertible Notes because the Proof of Claim filed by Indenture Trustee provided sufficient notice of their Claims. The Bankruptcy Court entered such an order on April 27, 1998. Only Holders of Claims in Impaired Classes which filed valid and timely Proofs of Claim and the Holders of the 10% Convertible Notes who were deemed to have filed a Proof of Claim will be entitled to vote on the Plan. The Debtors are providing copies of this Disclosure Statement and Ballots to all such Holders of Claims in Classes 3-A through 3-C

          If you hold a Claim in more than one Class and you are entitled to vote in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Reference should be made to the Disclosure Statement Order dated __________ __, 1999 attached as Exhibit B prior to voting for specific voting instructions.

          Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Bankruptcy Court after notice and a hearing, pursuant to Bankruptcy Rule 3018(a). Any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Bankruptcy Court determines. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.

          If you are a holder of a Claim or Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Daniel P. Ginsberg, White & Case, 1155 Avenue of the Americas, New York, NY 10039: (212) 819-8200 or Scott D. Cousins, The Bayard Firm, 919 Market Street, P.O. Box 25130, Wilmington, DE 19899: (302) 655-5000.

                 VII. CONFIRMATION AND CONSUMMATION OF THE PLAN

          Described  below  are  certain  important   considerations  under  the
Bankruptcy Code in connection with Confirmation and consummation of the Plan.

     A.   CONFIRMATION HEARING

          Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold the Confirmation Hearing. The Confirmation Hearing in respect of the Plan has been scheduled for _________ __, 2000 at __:_0 _.m., Eastern Standard Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge at the United States Bankruptcy Court, 824 Market Street, ___ Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof. Notice of the Confirmation Hearing will be provided to all Holders of Claims and other parties in interest who have requested notice in these cases.

          Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation of the Plan. Objections to Confirmation of the Plan must be made in writing, specifying in detail the name and address of the Person objecting, the grounds for the objection, and the nature and amount of the Claim held by the objector. Objections must be filed with the Bankruptcy Court, together with proof of service, and served upon the parties so designated in the Confirmation Hearing Notice, on or before the time and date designated in that Notice as being the last date for serving and filing objections to
Confirmation of the Plan. Only timely filed and served objections to Confirmation of the Plan will be considered by the Bankruptcy Court. Objections to Confirmation of the Plan are governed by Bankruptcy Rules 3020(b) and 9014 and the local rules of the Bankruptcy Court.

     B.   REQUIREMENTS FOR CONFIRMATION OF THE PLAN

          At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

          However, as discussed below, the Debtors may, if necessary, request Confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code. Under Section 1129(b), the Bankruptcy Court will confirm the Plan despite the lack of acceptance by an Impaired Class or Classes if the Bankruptcy Court finds that (a) the Plan does not discriminate unfairly with respect to each non-accepting Impaired Class, (b) the Plan is "fair and equitable" with respect to each non-accepting Impaired Class, (c) at least one Impaired Class has accepted the Plan (without counting acceptances by insiders) and (d) the Plan satisfies the requirements set forth in Bankruptcy Code Section 1129(a) other than Section 1129(a)(8).

          The Debtors believe that, upon acceptance of the Plan by at least one Impaired Class, determined without including any acceptance of the Plan by any insider, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all of the requirements of Chapter 11, and that the Plan has been proposed in good faith.

          1.   THE PLAN DOES NOT DISCRIMINATE UNFAIRLY

          The Bankruptcy Code requires that a plan not "discriminate unfairly" with respect to each non-accepting Impaired Class. Essentially, this means that each non-accepting Impaired Class must receive treatment reasonably consistent with the treatment afforded to other Classes with similar legal Claims against the Debtor. The Debtors believe that the Plan complies with this requirement.

          2.   THE PLAN IS FAIR AND EQUITABLE

          The Bankruptcy Code establishes different "fair and equitable" tests for holders of unsecured claims and secured claims. With respect to a Class of Unsecured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (a) each Holder of an Unsecured Claim of the objecting Class receives or retains under the Plan property of a value equal to the Allowed amount of its unsecured Claim or (b) the Holders of Claims or Interests that are junior to the Claims of the Holders of such Unsecured Claims will not receive or retain any property under the Plan. With respect to a Class of Secured Claims that does not accept the Plan, the Debtors must demonstrate to the Bankruptcy Court that either (a) the Holders of such Claims are retaining the liens securing such Claims and that each Holder of a Claim of such Class will receive deferred cash payments totaling at least the Allowed amount of such Claim, of a value of at least the value of such Holder's interest in its collateral, or (b) the Holders of such Claims will realize the indubitable equivalent of such Claims under the Plan. The Debtors believe that the distribution scheme described herein complies with the fair and equitable tests.

          3.   THE BEST INTERESTS TEST

          Whether or not the Plan is accepted by each Impaired Class of Claims entitled to vote on the Plan, in order to confirm the Plan the Bankruptcy Court must, pursuant to Section 1129(a)(7) of the Bankruptcy Code, independently determine that the Plan is in the best interests of each Holder of a Claim Impaired by the Plan if the Plan is not unanimously accepted by such Class. Thus, the Plan must provide each Holder of a Claim in such Impaired Class a recovery on account of such Claim that has a value, as of the Effective Date, at least equal to the value of the distribution such Holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

          To determine the value that Holders of Impaired Claims would receive if the Debtors were liquidated under Chapter 7, the Bankruptcy Court must determine the aggregate dollar amount that would be generated from the liquidation of the Debtors' assets if the Debtors' Chapter 11 Cases were converted to Chapter 7 liquidation cases and the Debtors' assets were liquidated by a Chapter 7 trustee (the "Liquidation Value"). The Liquidation Value would consist of the net proceeds from the disposition of the Debtor's assets, augmented by cash held by the Debtors and reduced by certain increased costs and Claims that arise in a Chapter 7 liquidation case but that do not arise in a Chapter 11 reorganization case.

          The Liquidation Value available for satisfaction of unsecured Claims against in the Debtors would be reduced by: (a) the Claims of secured creditors to the extent of the value of their collateral, and (b) the costs, fees and expenses of the liquidation under Chapter 7, which would include: (i) the compensation of a trustee and its counsel and any other professionals retained,
(ii) disposition expenses, (iii) all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for attorneys, financial advisors, investment bankers, brokers, auctioneers and accountants and the costs and expenses of members of the Committee), (iv) litigation costs, and (v) Claims arising from the operation of the Debtors during the pendency of the Chapter 11 Cases and the Chapter 7 liquidation case.

          To determine whether the Plan is in the best interests of each Impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtors' assets and properties, after subtracting the amounts attributable to the foregoing Claims, costs, fees and expenses, would then be compared to the value of the property offered to such Classes of Claims and Interests under the Plan on the Effective Date.

          If the  Debtors'  cases were  converted  to  Chapter 7, the  Unsecured
Creditors  would  lose the  benefits  of the  Administrative  Expense  Treatment
Agreement and the individual claim reduction agreements reached with other Administrative Expense claimants. Moreover, the Inter-Debtor Claims Settlement Agreement will not survive a conversion to Chapter 7. Without such a consensual resolution of the allocation of claims between and among the Debtors' estates, this issue will most likely be resolved through protracted and costly litigation, the cost of which would reduce the amount available for distribution to creditors. Without these agreements in place it is highly unlikely that General Unsecured Creditors would receive any distribution in the Chapter 11 Cases, and less likely that they would receive any distribution in Chapter 7 Cases.

          After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such Holder would receive pursuant to liquidation of the Debtors under Chapter 7 liquidation.

          Thus, the Debtors believe the Plan meets the requirements of section 1129(a)(7) of the Bankruptcy Code because, under the Plan, all holders of Impaired Claims will receive distributions that have a value at least equal to the value of the distribution that each such Person would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.

          4.   FEASIBILITY

          Even if the Plan is accepted by each Class of Claims voting on the Plan, and even if the Bankruptcy Court determines that the Plan satisfies the best interests test, the Bankruptcy Code requires that, in order for the Plan to be confirmed by the Bankruptcy Court, it must be demonstrated that Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. The Plan provides for the distribution of the proceeds of liquidation of the Debtors' assets under the priorities established by the Bankruptcy Code, as otherwise agreed by the various parties in interest or as previously approved by the Bankruptcy Court. Thus, the Debtors believe that the Plan complies with the feasibility requirement of Section 1129(a)(11) of the Bankruptcy Code.

                       VIII. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

          If the Plan is not confirmed by the Bankruptcy Court and consummated, the alternatives to the Plan include (a) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code, (b) an alternative plan of reorganization or
(c) dismissal of the Debtors' cases.

     A.   LIQUIDATION UNDER CHAPTER 7

          If no plan can be confirmed, the Debtors' Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Debtors for distribution to Claim Holders in accordance with the priorities established by the Bankruptcy Code. For the reasons discussed above, under "Confirmation and Consummation of the Plan - The Best Interests Test," the Debtors believe that Confirmation of the Plan will provide each Holder of a Claim entitled to receive a distribution under the Plan with a recovery that is not less (and is generally expected to be substantially more) than it would receive pursuant to liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

     B.   ALTERNATIVE PLAN

          If the Plan is not confirmed, the Debtors or, as the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest would be entitled to file a different plan. As the Debtors are no longer operating entities, such a plan would most likely involve an alternate means of liquidating the Debtors' assets. The Debtors have explored various other alternatives in connection with the formulation and development of the Plan. The Debtors and the Committee believe that the Plan enables Holders of Claims to realize the most value under the circumstances of these particular Debtors' cases. The Plan is premised on distributions to creditors under the priorities established by the Bankruptcy Code as otherwise agreed or as approved by the Bankruptcy Court and is the result of extensive negotiations between the Debtors, the Committee and certain creditors of various Debtors. An alternative Chapter 11 plan would likely involve further discussions and reformulation - increasing administrative expenses and thus reducing creditor distributions - and likely would delay, perhaps significantly, the timing of distributions to creditors.

                                IX. RISK FACTORS

          The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each Holder of a Claim with such Holder's own advisors. The risk factors discussed below assume confirmation and consummation of the Plan and the transactions contemplated by the Plan, and do not include matters, other than risks pertaining to the ability of the Debtors to fund the Plan and to pay holders of Claims, that could prevent confirmation or consummation.

          HOLDERS OF CLAIMS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

     A.   BANKRUPTCY RISKS

          1.   OBJECTION TO CLASSIFICATION

          Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion. See Section V.A. - "The Plan - Classification and Treatment of Claims and Interests Under the Plan."

          2.   RISK OF NONCONFIRMATION OF THE PLAN

          Even if all Classes of Claims that are entitled to vote accept the Plan, the Plan might not be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, that the confirmation of a plan of reorganization is not likely to be followed by liquidation or the need for further financial reorganization, and that the value of distributions to dissenting creditors and equity security holders not be less than the value of distributions such creditors and equity security holders would receive if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies all the requirements for confirmation of a plan of reorganization under the Bankruptcy Code. There can be no assurance, however, that the Bankruptcy Court will also conclude that the requirements for Confirmation of the Plan have been satisfied. See Section VII - "Confirmation and Consummation of the Plan."

          3.   CONVERSION OF THE CASES

          Although the Debtors are unable to make the statutorily required payments to Holders of Administrative Expense Claims, Classified Priority Claims and Secured Claims, the Debtors and the Committee have attempted to develop a plan of reorganization which offers the prospect for providing a distribution to General Unsecured Creditors with Allowed Claims. The agreement on the part of certain Holders of Administrative Expense Claims, particularly certain Service Providers and the Professionals, to take less than 100% of the distributions to which each is entitled, as embodied in the Administrative Expense Treatment Agreement, provides the basis for a plan which may provide a recovery to General Unsecured Creditors. In particular, the Professionals agreed that, in the interest of confirming a plan of reorganization, they would be willing to take an initial distribution of 50% of their Allowed fees and expenses. However, at the time that the Administrative Expense Treatment Agreement was developed, the various parties concurred that if the Debtors were unable to make at least this 50% distribution to Professionals at the time of Confirmation, there would be no meaningful prospect for the Plan to provide any distribution to General Unsecured Creditors.

          Therefore, if the 50% payment of Allowed fees and expenses of Professionals cannot be made at the time of the Initial Distribution Date, the Debtors will convert the Cases to a case or cases under Chapter 7 and any and all remaining assets of the Debtors will be liquidated by a Chapter 7 trustee or trustees.

          Liquidation in Chapter 7 would proceed without regard to the terms of the Administrative Expense Treatment Agreement and the Inter-Debtor Settlement Agreement, but the WorldCom Settlement Agreement will survive conversion and be binding on a Chapter 7 trustee.

     B.   RISKS RELATED TO EQUALNET

          There are a number of risks associated with the Plan which are related to the EqualNet Common Stock and confirmation of the EqualNet Corp. plan of reorganization. First, in February 1999, EqualNet was the subject of a delisting hearing before NASDAQ, on which its stock trades, based on EqualNet's failure to meet certain minimum trading volume and market price requirements and minimum net worth requirements. Although NASDAQ has taken no further action, there is no guarantee that the EqualNet Common Stock will not be delisted.

          Second, the Debtors may not be able to liquidate the EqualNet Common Stock for an amount sufficient to make the payments contemplated under the Plan. When the Debtors entered into the Purchase Agreement, EqualNet Common Stock was trading at between $2.50 and $3.00 per share. However, during the six months prior to the filing of this Disclosure Statement, the average trading price of the Stock has been below $1.00. There can be no guarantee that the market price will increase or that the Debtors will be able to liquidate all of their holdings at advantageous prices in a timely manner.

          [Third, to fulfill its post-closing obligations and to satisfy the Judgment relating thereto, EqualNet offered to pay the Debtors $_________ upon confirmation of the EqualNet Corp. plan of reorganization and to deliver __________ additional shares of registered Common Stock to the Debtors. If the Debtors do not receive the cash or additional shares, they may not be able to confirm the Plan.] [Moreover, the EqualNet Parties agreed to deliver shares of registered EqualNet Common Stock to Greyrock which will be liquidated by Greyrock to satisfy the USC Telecom Note. If these shares are not delivered or if the USC Telecom Note is not fully satisfied through liquidation of these shares, Greyrock will likely foreclose on the cash from the sale of the Debtors' assets, plus accrued interest, on which Greyrock has a lien.] In this circumstance, the Debtors will not be able to make the required payments under the Plan.

             X. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          The following discussion is a summary of certain U.S. federal income tax consequences expected to result from the implementation of the Plan. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), as in effect on the date of this Disclosure Statement and on United States Treasury Regulations in effect (or in certain cases, proposed) on the date of this Disclosure Statement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view with respect to one or more of the issues discussed below, and no ruling from the IRS has been or will be sought with respect to any issues which may arise under the Plan.

          The following summary is for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to a particular Holder. The tax treatment of a Holder of an Allowed Claim or Interest, as the case may be, may vary depending upon such Holder's particular situation. The following discussion does not address state, local or foreign tax considerations that may be applicable to the Debtors and Holders of an Allowed Claim or Interest. This summary does not address tax considerations applicable to Holders that may be subject to special tax rules, such as financial institutions, insurance companies, dealers or traders in securities or currencies, tax-exempt entities, persons that hold an equity interest or a security in a Debtor as a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction for U.S. federal income tax purposes, persons that have a "functional currency" other than the U.S. dollar, persons who acquired an equity interest or a security in a Debtor in connection with the performance of services and persons who are not United States persons (as defined in the Tax Code). Finally, this summary does not address the U.S. federal income tax consequences to any Holders of Allowed Claims or Interests that will either be satisfied in full under the Plan or will receive no recovery under the Plan.

          EACH HOLDER OF AN ALLOWED CLAIM OR INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE IMPLEMENTATION OF THE PLAN.


     A.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO DEBTORS

          1.   DISCHARGE OF INDEBTEDNESS INCOME

          The difference between the amount by which the debt discharged exceeds any consideration therefor will be cancellation of debt ("COD") income under the Tax Code. Because the discharge of indebtedness of each Debtor will occur in a bankruptcy proceeding under Title 11 of the United States Code, such Debtor will be able to exclude the COD income from gross income. As a consequence of this exclusion, such Debtor must reduce certain tax attributes. While not free from doubt, such attribute reduction should occur on a separate company-by-company basis even though the Debtors belong to a consolidated group. If so, attribute reduction would apply separately with respect to each of the Debtors.

          Pursuant to the Tax Code, attribute reduction would occur after the tax liability for the taxable year of debt discharge is determined. COD income will first be applied against a Debtor's remaining NOLs, on a dollar-for-dollar basis. To the extent of such excess, if any, and assuming that certain other tax attributes are not available, such Debtor will next be required to reduce the basis of any property held on the first day of the taxable year following the taxable year of debt discharge. Once the basis reduction limits have been reached, all remaining COD income should be canceled.

          2.   ACCRUED INTEREST

          To the extent that there exists accrued but unpaid interest on the indebtedness owing to Holders of Allowed Claims and to the extent that such accrued but unpaid interest has not previously been deducted by a Debtor, portions of payments made in consideration for the indebtedness underlying such Allowed Claims which is allocated to accrued but unpaid interest should be deductible by the Debtor. To the extent that a Debtor has previously taken a deduction for accrued but unpaid interest, any amounts so deducted which give rise to tax benefit, and are not excludable under Section 111 of the Tax Code, will be excludable to the Debtor under Section 108 of the Tax Code. Such Debtor will then be required to reduce its tax attributes as described above.


     B.   U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF ALLOWED CLAIMS

          1.   IN GENERAL

          The U.S. federal income tax consequences to Holders of Allowed Claims arising from the distributions to be made under the Plan may vary depending upon, among other things, the type of consideration received by the Holder in exchange for the indebtedness it holds, the nature of the indebtedness owing to it, and whether the Holder has previously claimed a bad debt or worthless security deduction in respect of its Claim.

          Holders of Allowed Claims should evaluate the U.S. federal income tax consequences of the Plan to them based on their own particular circumstances and should not rely solely on the general discussion herein.

          2.   CERTAIN  U.S.  FEDERAL  INCOME  TAX  CONSEQUENCES  TO  EXCHANGING
               HOLDERS

          This discussion does not address the tax considerations applicable to a Holder who (i) has previously claimed a deduction for worthlessness in respect of such claim or (ii) holds such claim other than as a result of lending the principal amount thereof to one of the Debtors. Consequently, any such Holder should consult its own tax advisor as to its proper tax treatment.

          a.   Class 3-A: STEL General Unsecured Claims

          Pursuant to the Plan, a Holder of a STEL General Unsecured Claim will receive Cash Proceeds plus a share of the Litigation Proceeds and the Preference Proceeds, if any. An exchanging Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount realized in respect of its Allowed Claim (other than any Allowed Claim for accrued interest) and its adjusted tax basis of its Allowed Claim. Such Holder's amount realized in respect of its Allowed Claim generally will equal the sum of (i) Cash received and (ii) the fair market value of any property received. A Holder's tax basis will reflect the amount of any loss deduction previously taken with respect to such claim and will not include any basis attributable to accrued interest. The gain or loss should be capital in nature if such claim is a capital asset within the meaning of Section 1221 of the Tax Code.

          b.   Class 3-B: Addtel General Unsecured Claims

          Pursuant to the Plan, a Holder of an Addtel General Unsecured Claim will receive Cash Proceeds plus a share of the Litigation Proceeds and the Preference Proceeds, if any. An exchanging Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount realized in respect of its Allowed Claim (other than any Allowed Claim for accrued interest) and its adjusted tax basis of its Allowed Claim. Such Holder's amount realized in respect of its Allowed Claim generally will equal the sum of (i) Cash received and (ii) the fair market value of any property received. A Holder's tax basis will reflect the amount of any loss deduction previously taken with respect to such claim and will not include any basis attributable to accrued interest. The gain or loss should be capital in nature if such claim is a capital asset within the meaning of Section 1221 of the Tax Code.

          c.   Class 3-C: Consolidated USC General Unsecured Claims

          Pursuant to the Plan, a Holder of a Consolidated USC General Unsecured Claim will receive Cash Proceeds plus a share of the Litigation Proceeds and the Preference Proceeds, if any. An exchanging Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount realized in respect of its Allowed Claim (other than any Allowed Claim for accrued interest) and its adjusted tax basis of its Allowed Claim. Such Holder's amount realized in respect of its Allowed Claim generally will equal the sum of (i) Cash received and (ii) the fair market value of any property received. A Holder's tax basis will reflect the amount of any loss deduction previously taken with respect to such claim and will not include any basis attributable to accrued interest. The gain or loss should be capital in nature if such claim is a capital asset within the meaning of Section 1221 of the Tax Code.


          THE ABOVE SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF ALLOWED CLAIMS AND INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN OF REORGANIZATION.

                                 XI. CONCLUSION

          The Debtors [and the Committee] believe that Confirmation of the Plan is desirable and in the best interests of all Holders of Claims and Interests. The Debtors [and the Committee] therefore urge you to vote to accept the Plan.

Dated:    Wilmington, Delaware
          May 12, 1999



                                    SA TELECOMMUNICATIONS, INC.,
                                      Debtor and Debtor-in-Possession


                                    By: /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer

                                    ADDTEL COMMUNICATIONS, INC.,
                                      Debtor and Debtor-in-Possession


                                    By:  /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer


                                    LONG DISTANCE NETWORK, INC.,
                                      Debtor and Debtor-in-Possession


                                    By: /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer



                                    NORTH AMERICAN TELECOMMUNICATIONS
                                      CORPORATION,
                                      Debtor and Debtor-in-Possession



                                    By: /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer




                                    UNIQUEST COMMUNICATIONS, INC.,
                                      Debtor and Debtor-in-Possession


                                    By: /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer

                                    US COMMUNICATIONS, INC.,
                                      Debtor and Debtor-in-Possession


                                    By:  /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer



                                    SOUTHWEST LONG DISTANCE NETWORK, INC.,
                                      Debtor and Debtor-in-Possession


                                    By:  /s/ Albert B. Gordon, Jr.
                                        Name: Albert B. Gordon, Jr.
                                        Title:   Interim Chief Executive Officer

                                                                      EXHIBIT A


                                    THE PLAN

                                                                       EXHIBIT B


                              To Be Filed Prior to
                          Disclosure Statement Hearing

                                                                       EXHIBIT C


                          Term Sheet for Settlement of
                             Inter-Debtor Claims and
                          Joint Plan of Reorganization

                                                                       EXHIBIT D


                              To Be Filed Prior to
                          Disclosure Statement Hearing

                                                                       EXHIBIT E


                              To Be Filed Prior to
                          Disclosure Statement Hearing

                                TABLE OF CONTENTS

                                                                            Page


I.  INTRODUCTION.............................................................2
   A.  Partially Consolidated Plan...........................................4
   B.  Potential Plan Recoveries Superior to Chapter 7 Liquidation...........4
   C.  Holders of Claims and Interests Entitled to Vote......................5
   D.  Voting Procedures.....................................................6
   E.  Confirmation Hearing..................................................7

II.  SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMSAND INTERESTS UNDER THE
     PLAN AND THE AGREEMENTS.................................................8
   A.  Summary of Classification and Treatment of Claims and Interests Under
       the Plan..............................................................8

   B.  Summary of the Effect of the Inter-Debtor Settlement Agreement and the
       AdministrativeExpense Treatment Agreement............................11
   C.  No Guarantee of Recoveries...........................................14

III.  GENERAL INFORMATION...................................................15
   A.  Overview of Chapter 11...............................................15
   B.  Description and History of Business..................................15
   C.  Events Leading Up to the Chapter 11 Cases............................17

IV.   THE CHAPTER 11 CASES..................................................18
   A.  Continuation of Business; Stay of Litigation.........................18
   B.  Significant Events During the Chapter 11 Cases.......................18
   C. Sale of Assets........................................................22
   D.  Settlement of Inter-Debtor Claims....................................27
   E.  Description of the EqualNet Preferred Stock..........................35

V.  THE PLAN OF REORGANIZATION..............................................36
   A. Classification and Treatment of Claims and Interests..................36
   B.  Summary of Other Provisions of the Plan..............................41

VI.  VOTING INSTRUCTIONS AND PROCEDURES.....................................51
   A.  General..............................................................51
   B.  Holders of Claims Entitled to Vote...................................51
   C.  Vote Required to Class Acceptance....................................52
   D.  Counting of Ballots for Determining Acceptance of the Plan...........52
   E.  Voting Deadline......................................................52
   F.  Voting Procedures....................................................53

VII.  CONFIRMATION AND CONSUMMATION OF THE PLAN.............................54
   A.  Confirmation Hearing.................................................54
   B.  Requirements for Confirmation of the Plan............................55

VIII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN............57
   A.  Liquidation Under Chapter 7..........................................57
   B.  Alternative Plan.....................................................58

IX.  RISK FACTORS...........................................................58
   A  Bankruptcy Risks......................................................58
   B.  Risks Related to EqualNet............................................60

X.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................60
   A.  U.S. Federal Income Tax Consequences to Debtors......................61
   B.  U.S. Federal Income Tax Consequences to Holders of Allowed Claims....62

XI.  CONCLUSION.............................................................63

EXHIBITS

EXHIBIT A.........THE PLAN
EXHIBIT B.........TO BE FILED PRIOR TO DISCLOSURE STATEMENT HEARING
EXHIBIT C.........TERMS SHEET FOR SETTLEMENT OF INTER-DEBTOR CLAIMS AND
 ..................JOINT PLAN OF REORGANIZATION
EXHIBIT D.........TO BE FILED PRIOR TO DISCLOSURE STATEMENT HEARING
EXHIBIT E.........TO BE FILED PRIOR TO DISCLOSURE STATEMENT HEARING